PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN REPLACED WITH THE CODE, "[** **]".


                                                                Exhibit 10.10

                           PROGRAM SERVICES AGREEMENT

                                 BY AND BETWEEN

                             HEWLETT-PACKARD COMPANY

                                       AND

                           DIRECT ALLIANCE CORPORATION

                                TABLE OF CONTENTS


                                                              Page
                                                              ----
RECITALS      ..........................................         1

AGREEMENT     ..........................................         1

Section 1.    Term .....................................         1

Section 2.    The Program ..............................         1

Section 3.    Definitions ..............................         2

Section 4.    Payments And Invoicing ...................         5

Section 5.    Staffing of Personnel ....................        13

Section 6.    Use of Contractors .......................        14

Section 7.    Compliance With the Law ..................        14

Section 8.    Consigned Inventory ......................        15

Section 9.    Records, Audits, and Inspections .........        18

Section 10.   Quality Assurance ........................        19

Section 11.   Insurance and Statutory Obligations ......        20

Section 12.   Warranties ...............................        21

Section 13.   Default and Termination ..................        23

Section 14.   Rights on Change in Control ..............        25

Section 15.   Force Majeure ............................        25

                                                                              i-

Section 16.   Indemnification ..........................        26

Section 17.   Limitation of Liability ..................        26

Section 18.   Trademarks and Related Matters ...........        26

Section 19.   Defense Of Intellectual Property Claims ..        27

Section 20.   Confidential Information .................        28

Section 21.   Publicity ................................        30

Section 22.   Notices And Approvals ....................        30

Section 23.   General Provisions .......................        31

Section 24.   Parent Obligations .......................        35

                                                                             ii-

                           PROGRAM SERVICES AGREEMENT


         This Program Services Agreement (the "Agreement"), effective as of June 8, 1999 (the "Effective Date") is by and between Hewlett-Packard Company ("HP"), a Delaware corporation, with its principal place of business at 3000 Hanover Street, Palo Alto, California 94304, and Direct Alliance Corporation ("DAC"), an Arizona corporation, with its principal place of business at 1912 West Fourth Street, Tempe, Arizona 85281. Insight Enterprises, Inc., a Delaware corporation, having its principal place of business at 6820 South Harl Avenue, Tempe, Arizona 85283 ("Parent"), is also a party for the limited purposes described in Sections 13, 14 and 24.

                                    RECITALS

         A. HP is a leading manufacturer of personal computers, laser and inkjet printers, and storage and networking devices;

         B. DAC is a direct marketer which provides outsourcing services for information technology products, consisting of marketing, sales, and fulfillment functions. DAC is a wholly owned subsidiary of Parent; and

         C. HP desires to outsource on a non-exclusive basis certain aspects of a direct-channel sales operations and wishes to engage DAC in such efforts. The parties acknowledge that the Program described in this Agreement will not involve the storage or warehousing by DAC of products for sale, but will involve DAC's warehousing and storage of Returned Goods.

         IN CONSIDERATION of the respective commitments of the parties, as set forth in this Agreement, DAC shall furnish certain services to HP and HP shall make payments to DAC in exchange for such services, all as set forth in this Agreement and the Exhibits, Attachments and Schedules attached hereto, and in connection therewith the parties agree as follows:

                                    AGREEMENT

Section 1. Term.


         The initial term of this Agreement (the "Term") shall begin on June 8, 1999 and shall expire at the close of business on May 31, 2001. Thereafter, this Agreement shall renew automatically for additional one-year periods, unless one party notifies the other on or before February 28 of a particular year that it wishes to terminate this Agreement as of the close of business on May 31 of that year.

Section 2. The Program.

         2.1 The Program is described in further detail in the Program Description, which is attached to this Agreement as Exhibit A. Additions, deletions, or changes to the services, policies, or procedures, which may be jointly developed and agreed to from time to time by DAC and an HP Authorized Signer, may be added to the Program only when set forth in a writing which is executed by both parties.

         2.2 DAC acknowledges that it is an independent contractor retained by HP for the limited purpose of performing its duties pursuant to this Agreement. DAC agrees not to modify any prices, representations, equipment specifications, or stated performance parameters provided by HP without HP's prior written consent.

Section 3. Definitions.

         As used in this Agreement, the following terms will have the meanings set out following those terms.

         3.1 "Additional Incentives" shall mean the additional consideration described in subsection 4.7.

         3.2 "Allocated Fees" shall mean the fees described in subsection 4.5.

         3.3 [**1**]

         3.5 "DAC" means Direct Alliance Corporation; provided, however, that Parent shall be liable for any obligations or liabilities of DAC that arise in connection with this Agreement as provided in Section 24 of this Agreement.

         3.6 A "Downtime Event" is a prolonged disruption of an element of the Program, which disruption deprives a significant number of potential end-user customers interested in purchasing HP Products through the Program of access to such Products during Program Business Hours. Examples of a Downtime Event are
(i) a prolonged disruption in access to DAC's ordering system that prevents on-line or telephone ordering of HP Products, and (ii) a prolonged disruption in communications between DAC and an HP Distributor that prevents DAC from communicating orders to that Distributor for fulfillment of Goods to Program Customers. Notwithstanding the foregoing, to the extent that such a prolonged disruption is caused by something other than (i) the failure of DAC to act with reasonable prudence in the operation and management of all telecommunications and computing facilities under its control used in connection with the Program; or (ii) DAC's negligence, gross negligence, or the reckless, willful, or intentional acts of DAC, such prolonged disruption will not be deemed a Downtime Event. The parties acknowledge that Force Majeure Events (as defined in Section
15) shall not constitute Downtime Events.

         3.7 "Eastern Time" means the time in Boston, New York, Philadelphia, Washington, DC, and Atlanta. It may be Eastern Standard Time or Eastern Daylight Time, depending on the time of year.

         3.8 An "Event of Default" shall mean a Material Default in Performance which the non-defaulting party brings to the attention of the defaulting party by notifying the defaulting party in writing of the occurrence of the Material Default in Performance. The non-defaulting party may not notify the defaulting party of a Material Default in Performance, and thereby convert such Material Default in Performance into an Event of Default, more than 30 days after the non-defaulting party has actual knowledge of the occurrence of the Material Default in Performance, except for Material Defaults in Performance arising under sub-sub-subsection 4.7.2.1, as to which the 30-day period shall be extended to 45 days as provided in sub-sub-subsection 4.7.2.2. Notwithstanding the foregoing sentence, as provided in subsection 13.5, upon the notification by Parent or DAC of a possible or actual Change in Control, HP shall have 60 days to notify DAC that HP chooses to terminate in response to such possible or actual Change in Control.

         3.9 "Goods" shall mean, individually and/or collectively, all HP Products and HP Materials ordered by end-user customers using the Program and any products or materials manufactured by third parties ordered by end-user customers using the Program.

         3.10 "HP" shall mean HP, its affiliates, and/or subsidiaries; provided, however, that HP shall be liable for any obligations or liabilities of any of its subsidiaries that arise in connection with this Agreement, The parties acknowledge that HP is currently undergoing a corporate reorganization that is expected to result in two independent public companies, one focusing on computer products and the other on testing and measurement products. The parties agree that, upon the conclusion of this reorganization, HP's testing and measurement successor, Agilent Technologies (including its subsidiaries) will have no obligations and liabilities to DAC under this Agreement.

         3.11 An "HP Authorized Signer" shall mean one of the HP employees listed on Exhibit J. HP may identify to DAC new Authorized Signers or substitute for existing Authorized Signers at its discretion by so notifying DAC. Any such notification shall be in writing, and shall be effective ten (10) days after it is provided.

         3.12 An "HP Competitor" shall mean any entity (or the parent, subsidiary, or affiliate of an entity) that competes with HP in the development, marketing or sale of personal computers, laser printers, inkjet printers, networking products, or storage products. The parties acknowledge that this term includes, without limitation, the following companies: IBM, Compaq, Dell, Gateway, Lexmark, Xerox, Seagate, Quantum, Nortel, Cisco, and 3Com. Notwithstanding the foregoing, the term excludes HP-authorized distributors and resellers that sell multiple brands of personal computers, laser printers, inkjet printers, networking products or storage products, for example Ingram Micro,

Tech Data, Computer Discount Warehouse, Inacom, and Pinacor, unless more than ten (10) percent of any class of voting security issued by such distributor or reseller is owned by an entity (or the parent, subsidiary, or affiliate of an entity) that competes with HP in the development, marketing or sale of personal computers, laser printers, inkjet printers, networking products, or storage products.

         3.13 "HP Materials" shall mean, individually and/or collectively, all parts, materials or components supplied by HP for purposes of the Program. Such HP Materials may be manufactured by HP or an OEM of HP.

         3.14 "HP Products" shall mean, individually and/or collectively, all products sold by HP to Program Customers for purposes of the Program. Such HP Products may be manufactured by HP or an OEM of HP

         3.15 "Intellectual Property Right" shall mean any United States patent, copyright, trademark, trade name, trade dress, service mark, mask work, or trade secret.

         3.16 "Material Default in Performance" shall mean (i) DAC materially defaulting in its performance of any of its obligations under this Agreement, including without limitation, any warranty provided by DAC in Section 12 of this Agreement; (ii) DAC or Parent becoming insolvent, becoming the debtor in any bankruptcy proceeding (whether any petition filed by or relating to DAC or Parent is voluntary or involuntary), making an assignment for the benefit of creditors, or experiencing the appointment of a receiver, trustee, or similar officer to take charge of all or a substantial part of DAC's assets or Parent's assets; (iii) DAC or Parent assigning or attempting to assign, or subcontracting or attempting to subcontract, any of its rights or obligations under this Agreement to a third party without HP's prior written approval; (iv) DAC repeatedly failing to meet the minimum performance metrics, as set out in sub-sub-subsection 4.7.2.1; (v) DAC experiencing Downtime Events in excess of the maximum permitted level of Downtime Events set forth in subsection 12.3; or
(vi) HP's delinquency in making a payment to DAC, as set out in subsection 13.3.

         3.17 "Materials" shall mean, individually and/or collectively, all HP Materials and any parts, materials or components manufactured by third parties that are purchased by HP for the purpose of fulfilling orders to HP customers.

         3.18 All references to the terms "Month" or "Monthly" will mean the calendar month, except as otherwise stated herein.

         3.19 "Net Sales" shall mean the total of all invoiced sales of Goods by DAC to Program Customers, adjusted for returns, less all of the following: (i) applicable sales taxes; (ii) applicable shipping and handling charges; and (iii) any returns for credit during that same sales period.

         3.20 "Parent" shall mean Insight Enterprises, Inc., a Delaware corporation.

         3.21 "Performance Fees" shall mean the fees described in subsection 4.6 of this Agreement.

         3.22 "Program" shall mean all services that will be provided by DAC pursuant to this Agreement, plus certain policies and procedures that relate to such services. The Program is further described in Exhibit A, attached hereto. The parties acknowledge the Program was operational at 8:00 a.m. Eastern Time on June 8, 1999 and that DAC was operational with respect to its Program responsibilities at that time.

         3.23 "Program Customers" shall mean purchasers of Goods who order these Goods through use of the order-taking services provided by DAC through the Program.

         3.24 "Program Business Hours" shall mean 8 AM Eastern Time until 8 PM Eastern Time, Mondays through Fridays, excluding the following days: January 1, Memorial Day, July 4, Labor Day, Thanksgiving Day, and December 25. HP may extend or reduce Program Hours at its discretion, including by adding Saturday and Sunday hours, upon 60 days prior notice to DAC. HP acknowledges that any increase in Program Hours may result in additional fees payable to DAC for program management, salary, and benefits.

         3.25 Except as otherwise stated herein, all references to the terms "Quarter" or "Quarterly" shall mean HP fiscal Quarters, which comprise the following periods: November 1 through January 3 1, February 1 through April 30, May 1 through July 31 and August 1 through October 31.

         3.26 "Returned Goods" shall mean Goods ordered by end-user customers pursuant to the Program but returned by those end-user customers following their receipt of those products. [**A**]

         3.27 "Significant Contractor" shall mean any contractor selected by DAC which DAC reasonably anticipates will be paid more than $100,000 in consideration of that contractor's activities relating to the Program or this Agreement in any 12-Month period during the Term. Notwithstanding the foregoing, the term Significant Contractor shall not include any DAC lawyers or accountants to the extent that such lawyers or accountants do not work exclusively on Program-related projects on behalf of DAC.

         3.28 "Start-up Fees" shall mean the fees described in subsection 4.2

         3.29 "Variable Fees" shall mean the fees described in subsection 4.4.

Section 4. Payments And Invoicing.

         4.1 In general, it is intended that, unless otherwise provided in this Agreement, all reasonable Program expenditures incurred by DAC on behalf of the Program, shall be paid or reimbursed by HP (upon receipt of an invoice with the appropriate purchase order number identified on such invoice), at DAC's cost; provided, however, that HP shall not be required to pay or reimburse any significant expenditures for which DAC did not seek prior approval, as provided in this Section 4. DAC agrees to seek the lowest possible costs for all expenditures required to be reimbursed by HP. Additionally, HP will pay Performance Fees to DAC as remuneration for services provided for Program activities.

         4.2 Start-up Fees. The parties agree that the start-up costs incurred by DAC in support of the Program will be paid by HP as further provided in this subsection 4.2. DAC estimates that Program start-up costs will be (i) $ [**2**] for the costs outlined in the matrix included within this subsection 4.2, plus
(ii) costs incurred by DAC in response to additional Program requirements approved by HP in writing, plus (iii) costs incurred by DAC for salary/wages and burden associated with personnel hires in support of the Program that are approved in writing by HP.

                  4.2.1 The $ [**3**] Program start-up fee consists of the following items:

         Matrix:
         ------

         ITEM                                                  AMOUNT         NOTE
         MAX system access fee                                $ [**3**]
         Taxware software license fee                         $ [**3**]        (1)
         Electronic commerce and operating system
           hardware and software                              $ [**3**]        (2)
         Initial labor and expenses                           $ [**3**]        (3)
         Personnel hires in support of program                $ [**3**]        (4)
         TOTAL                                                $ [**3**]

         Notes to Matrix:


         (1) If the Taxware software costs less than [**4**], DAC will refund the difference to HP. If the Taxware software costs more than [**4**], DAC will substantiate the overage to HP and HP will reimburse DAC for the additional expense incurred in licensing the software.

         (2) If the Program requires an expenditure by DAC of less than [**4**] for electronic commerce and operating system hardware and software, DAC will refund the difference to HP. If the Program requires additional system hardware or software, including a Program operating system server, a Web server, and associated equipment, which costs DAC more than the [**4**] allocated, DAC will substantiate the need for additional system hardware and software resources, and HP will determine whether to pay the additional expense or modify the Program as appropriate.

         (3) The [**4**] includes all start-up labor except that associated with demand generation activities, customer database activities, and web development activities. HP agrees to pay DAC for all additional start-up costs that are requested of DAC and approved in writing by HP, in advance of incurring any such costs.

         (4) The [**4**] includes costs incurred by DAC for salary/wages and burden for anticipated Program personnel requirements, up to, but not beyond, the Effective Date. If these costs are less than [**4**], DAC will refund the difference to HP. If these costs are greater than [**4**] based on Program personnel requirements requested and/or changes to the Program start date and approved by HP in writing, HP agrees to pay DAC for all additional costs incurred.

                  4.2.2 DAC shall present for approval by HP Authorized Signers all personnel requisitions for Program-related hiring and Program requisitions for all other Program-related expenses, including any items not specifically described in the above matrix, before making any expenditures related to the Program. The approval by an HP Authorized Signer of any requisition presented to HP shall constitute HP's promise to pay for the items or services indicated.

                  4.2.3 DAC acknowledges that HP has previously paid to DAC all of the $[**5**] start-up fee referenced in sub-subsection 4.2.

                  4.2.4 HP agrees to pay all other HP-approved Program expenditures within [**B**] days of receiving DAC's invoice. Such expenditures will only be made and billed by DAC after written approval by an HP Authorized Signer via a Program or Personnel requisition.

         4.3 Capital Expenditures. Based on anticipated Program requirements, no capital expenditures that are the responsibility of HP are anticipated except those associated with, and indicated as "Start-Up Fees" referenced in sub-subsection 4.2 of this Agreement. Capital expenditures not included in the Program Start-up Fees shall be treated as Allocated Fees and shall be capitalized by DAC for purposes of the Program. Depreciated amounts shall be charged as Allocated Fees when items are depreciated. All depreciation will be in conformance with General Accepted Accounting Principles for equipment or real property of the kind being depreciated.

                  4.3.1 Each capital equipment requirement will be submitted by DAC to HP for approval on a "Program Requisition Form," a sample copy of which is attached as Exhibit D, before a corresponding expenditure is made. Any such Program Requisition Form submitted to HP will provide HP with all information reasonably required to permit HP to make an informed decision. To the extent consistent with good business judgment, the parties will seek to lease real and personal property for Program uses. DAC agrees that HP will have no liability with respect to any lease for more than a 24-month period unless this Agreement is extended or renewed for an additional term. Notwithstanding the foregoing, DAC agrees to take all commercially reasonable measures to mitigate any loss HP might incur by reason of DAC's continued use of real or personal property no longer required for Program purposes. The form of any lease must be approved in advance by HP. Approval of a lease or other capital expenditure by HP shall signify its agreement to make payments as contemplated by this subsection 4.3.

                  4.3.2 DAC will also invoice HP as Allocated Fees for all Program-related lease payments and the carrying costs associated with the non-depreciated capital expenditures at the end of each calendar month.

         4.4 Variable Fees. All fees billed by DAC to HP pursuant to this Agreement shall be Variable Fees except for Allocated and Performance Fees as defined in subsections 4.5 and 4.6. Any item billed as an Allocated or Performance Fee will not also be billed as a Variable Fee.

                  4.4.1 Variable Fees will be submitted by DAC to HP for approval, showing either individual items or categories, or both, on a Program Requisition Form. Such fees will be payable [**C**] days from receipt of such invoice. Variable Fees for services may be submitted by DAC and approved by HP on a per-unit basis with an unknown volume or quantity (such as outbound freight, telephone rates); or Variable Fees may be submitted by DAC and approved by HP for a Program requirement on a per occurrence basis (such as business related travel, special services requested by HP and the like); or Variable Fees may be submitted based on a service occurrence that is outside the standard scope of services covered under Allocated Fees (such as a request to mail 50,000 letters to Program customers).

                  4.4.2 Variable Fees shall include a flat fee of $[**6**] per dedicated employee, per month (which amount covers general day-to-day overhead, such as postage, printing, local telephone, fax and other items).

                  4.4.3 Additionally, DAC shall bill as Variable Fees an employee benefits burden of [**7**] in addition to each dedicated employee's salary and bonus.

                  4.4.4 Requests by DAC for increases in employee compensation and increases in staffing positions and associated compensation for additional dedicated Program personnel must be submitted on a Personnel Requisition Form, a copy of which is attached as Exhibit E.

                  4.4.5 Except as provided in sub-subsection 4.4.9, Variable Fees for third-party products offered in the Program and supplied by DAC will [**D**].

                  4.4.6 Except as provided in sub-subsection 4.4.9, all reasonable inbound freight cost, if any, associated with third party products offered in the Program and supplied by DAC, will be passed to HP [**E**].

                  4.4.7 All reasonable packaging material cost, if any, associated with Program shipments and supplied by DAC, will be passed to HP [**F**].

                  4.4.8 DAC will not purchase any third-party products for inventory without HP's prior written approval. Additionally, DAC may not recommend the purchase of any third-party products to Program customers without HP's prior written approval.

                  4.4.9 All Variable Fees shall be invoiced [**G**], except with respect to products or services acquired from vendors/suppliers that have contracts with DAC which prohibit disclosure of DAC's costs. Currently, Federal Express, UPS, Ingram Micro, Tech Data and Merisel have contracts that prohibit the disclosure of DAC's costs. With respect to products or services from such vendors, DAC will provide, in advance, a rate or cost that HP can use to determine whether HP can provide the service or product at a lower rate or cost. HP then shall determine either to obtain such services or products from DAC or elect to have DAC secure the services or products through HP. DAC will not use any third-party product or service which HP makes available to DAC at an HP rate for any purpose other than DAC's fulfillment of Program purposes. Any rate HP has obtained for any such third-party service will be treated by DAC as HP Confidential Information.

                  4.4.10 Compensation (salary, bonus and the amounts contemplated by sub-subsections 4.4.2 and 4.4.3 of this Agreement) for dedicated employees for personnel services and materials shall be billed as Variable Fees [**8**] times each month, on the dates of DAC's normal payroll payments. Such fees will be payable within [**8**] days from receipt of each such invoice.

                  4.4.11 Any Variable Fees that have been approved, but are not billed in, or with respect to, the month incurred, shall not be deemed non-billable in a later month because of the delay; provided, however, that HP shall not be responsible for any penalties (including, without limitation, any interest) for late payments or any late charges on such amounts. Notwithstanding the foregoing, HP will only be responsible to pay DAC Variable Fees for activities actually undertaken by DAC in the period between the date on which such Variable Fees were initially approved by HP and the date on which DAC bills HP for such Variable Fees.

         4.5 Allocated Fees. All Allocated Fees are identified in Exhibit B.

                  4.5.1 Allocated Fees associated with "non-dedicated Program management personnel" and "DAC-affiliate allocated costs," as that terminology is used in Exhibit B, shall not exceed the dollar amount set forth for those items in Exhibit B during [**9**].

                  4.5.2 Allocated Fees for "monthly depreciation of capital equipment" and "expense for sales/administrative and distribution facilities space," as that terminology is used in Exhibit B, may be adjusted only by written agreement based on Program modifications requested by HP. Without written consent from HP, neither the fees nor the associated resources or services supplied by DAC under the Program may be increased or decreased.

                  4.5.3 Allocated Fees shall be billed monthly. Such fees will be payable within[**10**] from HP's receipt of such invoice.

                  4.5.4 Any Allocated Fees that are not billed in, or with respect to, the month incurred, shall not be deemed non-billable in a later month because of the delay; provided, however, that HP shall not be responsible for any penalties for late payments (including, without limitation, any interest) or any late charges on such amounts. Notwithstanding the foregoing, HP will only be responsible to pay DAC Allocated Fees for activities actually undertaken by DAC in the period between the date on which such Allocated Fees were initially approved by HP and the date on which DAC bills HP for such Allocated Fees.

         4.6 Performance Fees. Performance Fees shall be paid by HP to DAC as remuneration for Program services. Performance Fees shall consist of [**H**].

                  4.6.1 During the months of [**11**], HP shall pay DAC a fixed monthly fee of [**11**]. During the months [**11**], HP shall pay DAC a fixed monthly fee of [**11**]. During the months of [**11**], HP shall pay DAC a fixed monthly fee of [**11**]. Such fees will be invoiced monthly and will be payable within [**12**] from receipt of such invoice.

                  4.6.2 Additionally, (i) during the months of [**13**], HP shall pay DAC an amount equivalent to [**13**] of each month's Net Sales; (ii) during the months of [**13**], HP shall pay DAC an amount equivalent to[**13**] of each month's Net Sales; and (iii) during the months of [**13**], HP shall pay DAC an amount equivalent to [**13**] of each month's Net Sales; [**13**].

                  4.6.3 Additionally, if HP requests marketing services from DAC, HP shall pay DAC a marketing services fee, per the following schedule:
Catalog design shall be priced at cost plus [**14**]; catalog printing at cost plus [**14**]; and database consulting at cost plus [**14**]. DAC acknowledges receipt of [**14**] from HP as payment for activities related to a catalog of HP Products prepared by DAC to promote the Program, as detailed in the DAC quote for such catalog, which quote is attached hereto as Exhibit K.

                  4.6.4 The fees described in sub-subsections 4.6.1, 4.6.2 and
4.6.3 of this Agreement (the "Monthly Fees") for the previous month shall be invoiced by DAC on or about the [**15**] day of the following month. Such fees will be payable within [**15**] from receipt of such invoice.

         4.7 Incentives, Penalties and Sales Quotas. To ensure the highest levels of customer satisfaction, the parties agree to strive to create and maintain a best-in-class program. Accordingly, the parties agree to create performance standards for the Program and adjust the Monthly Fee to account for exceeding or not meeting such performance levels. To that end, the parties have identified possible key Program metrics, examples of which are set forth in Exhibit C hereto. On or before August 10, 1999, based on an analysis of Program performance and other pertinent information during the period from June 8, 1999 through July 31, 1999, the parties will determine the top ten metrics (the "Metrics"), and assign appropriate weighting values and rating scales to each. Furthermore, the parties agree to meet once per quarter to review and change, delete or add Metrics as appropriate for the Program. Beginning August 1, 1999, the parties agree to utilize the following incentive, penalty and bonus structures to ensure a quality Program.

                  4.7.1 Incentives. To the extent the Program exceeds the Metrics as described below [**16**].


DAC Performance                Incentive             Increased Monthly Fee
------------------------       -----------------     ---------------------------------------------------
                                                     8/99-11/99           12/99-5/00           6/00-5/01
                                                     ----------           ----------           ---------
[**17**]                       [**17**]              [**17**]             [**17**]             [**17**]
[**17**]                       [**17**]              [**17**]             [**17**]             [**17**]
[**17**]                       [**17**]              [**17**]             [**17**]             [**17**]
[**17**]                       [**17**]              [**17**]             [**17**]             [**17**]


                  4.7.2 [**18**]. To the extent the Program does not meet the Metrics [**18**]:

DAC Performance                Penalty               Decreased Monthly Fee
----------------------------   ------------------    ---------------------------------------------------
                                                     8/99-11/99           12/99-5/00           6/00-5/01
                                                     ----------           ----------           ---------
[**19**]                       [**19**]              [**19**]             [**19**]             [**19**]
[**19**]                       [**19**]              [**19**]             [**19**]             [**19**]
[**19**]                       [**19**]              [**19**]             [**19**]             [**19**]
[**19**]                       [**19**]              [**19**]             [**19**]             [**19**]

                           4.7.2.1 If DAC does not [**20**] in any month, DAC
agrees to develop a detailed written corrective action plan, which it will develop in cooperation with HP. Such corrective action plan will be provided to HP upon completion, but not later than the 10th day of the following month. If the Program does not reach performance levels of [**20**] in any month, such nonperformance shall constitute a Material Default in Performance.

                           4.7.2.2 If during the next [**21**], DAC does not
[**21**].

                           4.7.2.3  If HP elects to [**22**].

                  4.7.3 [**23**] days prior to the beginning of each Quarter, HP shall provide DAC [**23**] for the Program [**23**]. The parties agree to determine what, if any, additional [**23**] will be required [**23**] If HP determines that the additional required [**23**] exceed its budget for the Program [**23**] the [**23**] shall be [**23**]. Once the [**23**] determined and agreed to between the parties, the parties agree that [**23**]. The parties further agree that [**23**].

                  4.7.4 Individual Sales Quotas and Bonus Structure. The parties agree that at any time following [**24**] from the Effective Date, HP may elect to offer a bonus program for telesales representatives. If HP elects to offer a bonus program, the parties will jointly develop the sales goals and associated bonus structure. DAC will be responsible for implementation of any such Program.

         4.8 Invoices.

                  4.8.2 Each invoice shall be subject to verification by HP with regard to the accuracy of the amount invoiced by DAC. Invoices shall reference HP's Purchase Order number, if any, and shall be submitted to HP.

                  4.8.3 All billings are net [**25**]. Carrying costs of [**25**] shall be calculated and billed on a monthly basis for all invoice amounts that have been outstanding for [**25**].

         4.9 Sales and Property Taxes. DAC will collect sales, use, and transaction privilege taxes, on behalf of HP at HP's request. HP will be responsible for the remittance of any sales, use, transaction privilege or property taxes arising from Program activities to the appropriate government agency and for any penalties or interest imposed in connection with such taxes, unless such penalties or interest result from DAC's failure to provide such information to HP in a timely manner, in which case said penalty or interest amounts shall be DAC's responsibility. In situations in which services are performed as required by this Agreement, HP will bear all applicable sales and property taxes and will bear all state or federal income tax liability allocable to HP pertaining to Goods. In order for the

Program to be operational by the scheduled date, HP agrees to use Taxware software for the collection of sales and use taxes. Without limiting the generality of the foregoing, unless HP notifies DAC in advance when its activities will result in the assertion by any taxing authority that DAC should collect taxes with respect to sales into any state, country or territory, DAC shall not be penalized or held responsible for any failure to collect such taxes and HP shall hold DAC harmless with respect thereto. If a state determines that HP must pay state sales, use or other transaction privilege taxes for previous sales, HP will be responsible for paying or contesting such taxes in the legally prescribed manner and will hold DAC harmless from and against any liability in connection therewith (other than as provided elsewhere in this subsection 4.9).

Section 5. Staffing of Personnel.


         5.1 Program staffing and associated compensation will be suggested by DAC and approved by HP.

                  5.1.1 In the event of a downsizing request by HP affecting personnel staffing, DAC will achieve reductions within 60 days of HP's written request and make reasonable efforts to reduce headcount as soon as possible and to minimize the associated exposure to HP.

                  5.1.2 No staffing and/or compensation modifications will be made by DAC without HP's written approval. Said approval will result in HP's agreement to pay for the approved additional costs, or recognize the additional savings associated with the change. Compensation packages and compensation adjustments must be approved by HP either specifically, or by approval of DAC's policies.

         5.2 Each party agrees to identify a contact to provide the necessary support in implementation of Program business requirements and in the performance of Program activities. HP will also make available to DAC (including by providing at DAC's site) a program director, a credit supervisor/manager, leasing personnel as needed and a product trainer. Each party will provide reasonable written notice to the other party before making any changes to key personnel.

         5.3 Personnel supplied by DAC are DAC's employees and shall not for any purpose be considered employees or agents of HP. DAC shall have all management authority with respect to DAC's employees and DAC assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement. The parties contemplate that, as a general matter, HP will not be involved in the decision to hire, promote, demote, or terminate particular DAC personnel. Provided that HP is not so involved in a particular employment decision, DAC will indemnify HP and hold HP harmless from any claim (including any lawsuit, arbitral proceeding, mediation, or administrative proceeding) and from any loss, fine, penalty, or damage of any kind (including reasonable attorneys' fees and costs) arising from any DAC employment decision.

         5.4 Personnel supplied by HP are HP's employees and shall not for any purpose be considered employees or agents of DAC. HP assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement, whether or not any of such services are performed on premises owned, leased or maintained by DAC. Nothing in the foregoing sentence shall in any way be construed or interpreted to relieve DAC of any duties owed to HP employees while on DAC's owned, leased or maintained premises. Each such HP employee, if on DAC's premises while in the performance of his or her duties as an HP employee, shall be deemed to be a business invitee.

         5.5 It is understood and agreed that neither party's employees or contractors shall have any rights or privileges under any of the other party's employee benefits programs. DAC agrees to inform any DAC personnel involved in work relating to the Program that they are not eligible for HP employee benefits. Each party agrees to indemnify the other and hold the other harmless from any claim (including any lawsuit, arbitral proceeding, mediation, or administrative proceeding) and from any loss, fine, penalty, or damage of any kind (including reasonable attorneys' fees and costs) arising from any claim asserted by the indemnifying party's employee that such employee is entitled to any of the other party's employment benefits.

         5.6 DAC agrees to perform its standard employee investigations with respect to all prospective employees of the Program, which investigation shall, at a minimum, include a background investigation, drug testing and certain skills tests. HP agrees to pay a fee of [**26**] for the investigation of each prospective employee, which amounts shall be billed with other Variable Fees on a monthly basis.

         5.7 HP reserves the right to audit the result of DAC's background investigation results upon reasonable notice to DAC at any time during the term of this Agreement. Investigations by either party must comply with all applicable federal, state and local laws for background investigations. All use of such information must be in compliance with applicable federal, state and local laws.

Section 6. Use of Contractors.

         6.1 DAC may use contractors in its performance of its duties under this Agreement and the Program.

         6.2 Notwithstanding the foregoing, if DAC anticipates using any Significant Contractor, DAC shall submit the name of that contractor and a description of the duties that contractor is to perform relating to this Agreement or the Program to HP for HP's review. HP shall have the right to approve or disapprove DAC's selection of that contractor.

         6.3 HP and DAC acknowledge that the following are Significant Contractors which HP has approved as of the Effective Date: (i) Federal Express, for shipment services relating to the delivery of Goods to Program Customers and of Returned Goods from Program Customers to DAC; and (ii) AT&T, for long distance services.

Section 7. Compliance With the Law.

         7.1 DAC agrees to make, file and retain (for the periods required by law) all required federal, state, and local reports and records, to withhold all proper pay-roll deductions, and to pay all premiums in connection with social security and workers compensation insurance; all federal, state and local payroll and withholding taxes; and all other charges and taxes attributable to the performance of its duties under this Agreement and in connection with the Program.

         7.2 In its performance under this Agreement, DAC and any associated contractors will comply with all applicable laws and regulations pertaining to the fulfillment of services rendered under this Agreement, including any federal or state laws and regulations relating to hiring, employment, and management of employees and the performance of telemarketing services, mail order services, and leasing. DAC agrees to indemnify HP and hold HP harmless from any claim (including any lawsuit, arbitral proceeding, mediation, or administrative proceeding) and from any loss, fine, penalty, or damage of any kind (including reasonable attorneys' fees and costs) arising from the failure of DAC or any DAC contractor (other than a Significant Contractor approved by HP pursuant to subsections 6.2 or 6.3) to comply with any applicable law or regulation relating to the fulfillment of services rendered by DAC to HP under this Agreement.

         7.3 Upon request by HP, DAC shall certify compliance with such applicable laws and regulations, and provide such evidence of compliance as HP may reasonably request. HP shall have the right to audit DAC's books and records relating to the Program, for the purpose of assuring compliance with the obligations described in this Section 7. HP will bear all costs related to such audit; provided, however, that if such audit discloses material breaches by DAC of its obligations under this Section 7, DAC will be responsible for all reasonable audit-related costs. In connection with the employment of DAC's dedicated personnel assigned to perform work hereunder, DAC will cooperate, at its own expense, with all federal, state and local authorities in the conduct of any audits for the purpose of determining DAC's compliance with this Section 7.

         7.4 HP agrees that in all respects pertinent to the performance of this Agreement, it will comply with all applicable federal, state, and local laws, regulations, and ordinances.

Section 8. Consigned Inventory.

         8.1 From time to time, [**I**] the Program. Such Returned Goods will be consigned to DAC solely for DAC's use in meeting the requirements of this Agreement and as further defined below. DAC will be [**J**] of Returned Goods as set out in the Program Exhibit's provisions on returned products.

         8.2 HP will at all times retain title to the Returned Goods consigned to DAC under this Agreement. DAC agrees that the Returned Goods will only be utilized to fulfill the terms of this Agreement and the Returned Goods will not be leased, rented, consigned, sold, or otherwise conveyed or transferred to any third party unless expressly authorized in writing by HP. DAC shall not create or allow or permit to exist any lien, security interest, or other encumbrance on or otherwise affecting the Returned Goods other than the security interests and encumbrances created in favor of HP pursuant to this Section 8. HP will, at any time, be entitled to the prompt return of such Returned Goods at HP's expense. DAC agrees that will give HP reasonable prior notice of the planned filing by DAC of any voluntary petition under any bankruptcy laws, and will provide HP with notice as soon as is reasonably practicable of any actual or planned filing of any involuntary petition under any bankruptcy laws. If such notice is provided, and to the extent consistent with law, DAC agrees to cooperate with HP's efforts to reclaim the Returned Goods from DAC's possession.

         8.3 DAC's Obligations to Protect Returned Goods Pre-Inspection. Upon the delivery of Returned Goods to DAC, DAC shall store such Returned Goods in its warehouse, and shall protect such Returned Goods from:

                  8.3.1 exposure to water or other liquids, fire, smoke, heat, wind, insects, animals, and electromagnetic radiation; and

                  8.3.2 theft by anyone other than DAC employees, provided that DAC shall use all reasonable efforts to prevent theft by DAC employees.

         8.4 DAC's Obligations to Protect Returned Goods Post-Inspection. Except for losses caused by DAC's failure to comply with the obligations to protect Returned Goods expressly assumed by DAC in subsection 8.3, HP will retain risk of loss for Returned Goods returned to DAC until such Returned Goods are opened and inspected by DAC. Subject to the [**27**] percent shrinkage level referenced in subsection 8.7, DAC assumes all risk of loss or damage to the Returned Goods after the Returned Goods are inspected by DAC. DAC's obligation in this regard shall be satisfied if the Returned Goods are delivered to a carrier approved by HP for shipment to HP or its designee, agent or customer in the same condition as when delivered to DAC except for minor packaging damage. If any Returned Goods shipped by DAC are returned to DAC for any reason, DAC shall reassume risk of loss or damage to such Returned Goods at the time they are re-delivered to DAC.

         8.5 Except as may be necessary to protect and reserve such Goods, and with prior approval by HP (which approval will be in writing except when exigent circumstances justify oral approval), DAC will not relocate any HP-owned Returned Goods to a facility other than the following location: 2405 South Roosevelt, Tempe, Arizona 85282. HP will have the right to inspect any substitute facility and reserves the right to refuse to allow the use of any such facility that does not meet HP's requirements. In the event of unauthorized movement of Goods to a substitute facility, DAC assumes full responsibility and agrees to reimburse HP for the value of such Returned Goods (as determined by reference to the resale value of such Returned Goods) for any loss due to damage, theft or any infidelity, conversion and/or misappropriation whether or not known to DAC, including loss or shortage disclosed upon taking inventory. In addition, DAC will pay all necessary freight and/or other expenses incurred in replacing such Returned Goods.

         8.6 DAC will not alter, modify or change any Returned Goods unless expressly authorized in writing by HP. DAC agrees to indemnify HP and hold HP harmless from any claim (including any lawsuit, arbitral proceeding, mediation, or administrative proceeding) and from any loss, fine, penalty, or damage of any kind (including reasonable attorneys' fees) arising from the alteration, modification, or change by DAC of any Returned Goods, including any claim relating to personal injury or property damage caused by DAC's release of Returned Goods containing a hazard to the extent such hazard was introduced into the product by DAC's modification, alteration or change to such Returned Goods.

         8.7 Subject to [**28**] percent shrinkage after DAC has inspected Returned Goods, DAC agrees to manage, control, audit, and secure all Returned Goods to ensure accurate inventory and full accountability of all Returned Goods. DAC agrees to check the Returned Goods, to physically tag them in a conspicuous manner (if they are not already labeled or tagged) to identify them as owned by HP, and to segregate them physically and electronically (including in any DAC inventory control or order management database) from any products that are not owned by HP which are maintained by DAC within its facilities or Parent's facilities.

         8.8 Except as provided in this subsection 8.8. HP's right and access to all Returned Goods consigned under this Agreement will be unconditional and unrestricted. Any entry by HP to DAC's facility for the purpose of reviewing consigned Returned Goods will be in the presence of an authorized DAC employee and during DAC's normal business hours.

         8.9 It is the intent of the parties that the consignment of Returned Goods to DAC constitutes a true consignment and not a consignment for security. Nonetheless, if this consignment is construed as a consignment for security instead of a true consignment, in order to secure DAC's obligations hereunder, DAC hereby grants to HP a security interest and a purchase money security interest in all Returned Goods. HP may take any action (without notice, presentment, demand, protest, notice of protest, or dishonor, notices of acceleration or notice of intent to accelerate, all of which DAC hereby waives) afforded a secured party under the Uniform Commercial Code upon the occurrence of a material violation by DAC of its obligations under this Section 8, and upon such occurrence, all obligations of DAC due to HP under this Section 8 shall, upon notice by HP, become immediately due and payable; provided if the violation giving rise to the foregoing remedies is attributable to the insolvency of DAC or Parent, or any bankruptcy related proceeding affecting DAC or Parent, all obligations of DAC or Parent to HP arising under this Section shall automatically become due and payable. DAC agrees to sign financing statements, continuation statements and such other instruments as HP may reasonably request to maintain a first priority, perfected security interest in the Returned Goods (if this consignment is construed as a consignment for security instead of a true consignment).

         8.10 Liability for Returned Goods.

                  8.10.1 The parties agree that DAC's care, custody, and control ("Care, Custody, and Control") over Returned Goods shall commence when DAC takes possession of such Returned Goods at DAC's facilities and continue until DAC has delivered such Returned Goods to a common carrier approved by HP and such approved carrier takes possession of and verifies in writing that it has received such Returned Goods. DAC will not tender Returned Goods valued in excess of $5,000,000 on any one conveyance without prior notification to and approval by HP.

                  8.10.2 DAC shall reconcile all inbound shipments of Goods with expected shipments, bills of lading and packing lists and shall notify HP of any discrepancies in quantity of the Returned Goods received and all observable defects or damages in the Goods. For the purposes of this Agreement, "observable defects" shall mean only those defects plainly and readily visible to the human eye and requiring no technical skills or background to discover upon a visual inspection. DAC shall maintain accurate inventory record counts and record all observable defects in the Returned Goods. DAC will not be liable for concealed or unobservable damage to the Returned Goods and will not be required to open packages solely for the purpose of checking for damage.

         8.10.3 After adjustment for permissible shrinkage, DAC will be liable for the first [**29**] per occurrence of loss or damage occurring with respect to HP-owned Goods under DAC's Care, Custody, and Control.

         8.10.4 Once DAC has delivered any Goods to a common carrier approved by HP and such approved carrier takes possession of and verifies in writing that it has received such Goods, HP shall bear the risk of loss, and shall pay for shipment of such Goods.

         8.10.5 Beginning on the first Saturday following October 1, 1999, and at least once each Quarter thereafter, [**30**] since the inception of the Program or the last such calculation, as appropriate, and the amount thereof, if any, shall be due and payable [**30**].

Section 9. Records, Audits, and Inspections.


         9.1 HP reserves the right to audit DAC's facilities in relation to this Agreement to verify performance of services defined herein and/or to perform more frequent physical inventory counts. HP will perform said audits during DAC's normal business hours. DAC agrees fully to cooperate with HP employees in this regard. All of such audits and inspections shall be at HP's expense; provided, however, that (i) HP shall have no obligation to compensate DAC for the reasonable assistance of DAC employees during the course of such audit; and
(ii) if such audit discloses any material breach by DAC of any obligation undertaken by DAC pursuant to this Agreement, DAC will bear all reasonable costs associated with such audit.

         9.2 DAC shall maintain accounting records during the term of this Agreement and for one year thereafter, in a consistent form to substantiate DAC's charges hereunder. HP and its designated representatives shall have the right to audit and review DAC's sales and customer credit records and all other records relevant to the calculation of payments pursuant to this Agreement, except with respect to Allocated Fees, the Variable Fees described in sub-subsections 4.4.2 and 4.4.3 and those fees which cannot be disclosed because of contract restrictions, as described in sub-subsection 4.4.9, upon reasonable prior notice, during normal business hours, during the term of this Agreement and for one year after the termination or expiration of this Agreement. All fees and costs incurred by HP in connection with any such audit shall be at HP's expense; provided, however, that (i) HP shall have no obligation to compensate DAC for the reasonable assistance of DAC employees during the course of such audit, and (ii) if such audit discloses any material breach by DAC of any obligation undertaken by DAC pursuant to this Agreement, DAC will bear all reasonable costs associated with such audit.

Section 10. Quality Assurance.


         10.1 DAC's quality assurance policy focuses on root cause corrective action and continuous quality improvement concepts and methodology. DAC agrees to manage distribution operations (returns processing) to documented process specifications that meet standard HP operational requirements. DAC's sales and administration functions will comply with business rules and process specifications approved by HP, including, without limitation, all business rules contained in Exhibit A, attached hereto. DAC agrees to monitor routinely all aspects of the Program to ensure the highest level of quality.

         10.2 Downtime Events. Consistent with DAC's quality assurance policy, DAC will use all commercially reasonable efforts to avoid Downtime Events, including the following:

                  10.2.1 DAC will schedule all regular maintenance on its telecommunications and data computer processing infrastructure outside Program Business Hours. In the event of expanded Program Business Hours, DAC will schedule maintenance activities during hours that minimize the impact on the Program.

                  10.2.2 On a Quarterly basis, DAC will review [**31**] DAC controlled operating environment. [**31**]

                  10.2.3 Within five days following the beginning of any Downtime Event lasting more than two hours, DAC will provide HP with a written description of the event, including full root-cause analysis, and a detailed written corrective action plan.

         10.3 Year 2000. Not later than the close of business on September 30, 1999, DAC will plan for and test all computer and telephone systems used by DAC in connection with the Program, including without limitation MAX, to ensure that they will not cause material functional disruption to DAC's support of the Program before and after January 1, 2000. DAC agrees to provide HP with the results of such testing, provided that all such results shall be deemed Confidential Information.


Section 11. Insurance and Statutory Obligations.

         DAC shall, at its own expense, maintain during the term of this Agreement or for such periods beyond said Term as specified herein at least the forms and amounts of insurance set forth below:

         11.1 Commercial general liability insurance, including contractual liability under DAC's indemnification, for bodily injury and property damage at limits of [**K**] per occurrence and [**L**] in the aggregate.

         11.2 Worker's compensation insurance in such amounts as required by applicable law. Said worker's compensation policy shall contain an alternate employer endorsement in favor of HP and shall include a Waiver of Subrogation. Employer's liability insurance in the amount of not less than [**M**] per accident, [**N**] per policy limit, and [**O**] for each employee.

         11.3 Automobile liability for all motor vehicles, whether owned, non-owned or hired by DAC or its employees or subcontractors, with a combined single limit of [**P**] per occurrence for bodily injury and property damage.

         11.4 Fidelity bond or crime policy covering DAC's employees in the amount of [**Q**] per occurrence. Said bond or policy will be endorsed to cover employees leased by DAC.

         11.5 Excess liability insurance in the amount of [**R**] per occurrence to cover claims covered by commercial general liability, automobile liability, and employers's liability insurances that extend above the liability levels set forth above.

         11.6 Business Personal Property insurance in the amount of [**S**] per occurrence.

         11.7 Prior to providing any of the services contemplated by this Agreement, and upon HP's written request: (i) DAC will provide HP with Certificates of Insurance evidencing coverage requirements of this Section; (ii) DAC will certify that each of the policies of insurance referenced in subsections 11.1 through 11.6 conform in all respects to Insurance Service Organization standard forms for policies of the same general type, or will permit HP to inspect the policy documents, provided that all information provided in the policy documents, including information with respect to premium amounts, will be treated as DAC Confidential Information.

         11.8 DAC will maintain in effect all insurance through valid and enforceable policies issued by insurer(s) of responsibility and authorized to do business in the appropriate jurisdiction, which insurer(s) will have a Best's rating of not less than A VII.

         11.9 DAC will cause the insurance, except for the insurance provided for in subsection 11.2 above, to be endorsed and name HP and its officers, directors, and employees as additional insures as their interest may appear.

         11.10 All insurance maintained by DAC may be carried under blanket policies.

         11.11 DAC will cause the insurance to be subject to provisions to the effect that the coverage contained therein will not be suspended, voided, canceled, reduced in coverage limits, or materially changed without first providing 30 days prior written notice from the insurance agent or broker to HP.

         11.12 With any proposed change to or replacement of any required insurance coverage, an amended Certificate of Insurance relating to such changed or replacement insurance coverage be delivered by DAC to HP at least 30 days prior to the effective date of such change or replacement.

Section 12. Warranties.

         12.1 HP Products sold as part of the Program will be warranted by HP in accordance with the warranty documentation packaged within the HP Products.

         12.2 Products not manufactured by HP, yet sold as a part of the Program, will be warranted by the manufacturer of such products in accordance with each manufacturer's published coverage.

Neither HP nor DAC shall be required to respond to requests for service with respect to such products other than to provide specific telephone numbers for the Program customers to call.

         12.3 Warranty to Limit Downtime Events.

                  12.3.1 Provided that HP has [**32**]

                  12.3.2 Provided that HP has [**33**]

                  12.3.3 HP acknowledges that during the month of July, 1999, DAC may experience a Downtime Event of up to 12 hours caused by the relocation of DAC administrative offices. DAC agrees to use all commercially reasonable efforts to limit any interruption to the Program caused by its move. [**34**]

                  12.3.4 HP further acknowledges that in the event HP expands the initial Program Business Hours, DAC reserves the right to adjust the [**35**], or to bill HP for all marginal costs resulting from the expanded Program Business Hours which DAC reasonably anticipates incurring in maintaining its [**35**].

                  12.3.5   HP acknowledges that the [**36**]

         12.4 Year 2000 Warranty.

                  12.4.1 DAC represents and warrants that, not later than the close of business on September 30, 1999, all of the computer and telecommunications software, firmware and hardware products used by DAC to support the Program, the failure of which would potentially materially disrupt the Program, will be Year 2000 Compliant as defined below. Year 2000 Compliant products will perform without material error, loss or data or loss of functionality arising from any failure to process, calculate, compare or sequence date data accurately, including but not limited to calculations from, into and between centuries and the years 1999 and 2000 and leap year calculations. In addition, Year 2000 Compliant products will not cause any associated products or systems in which they may be used to fail to a material extent in any of the ways described above.

                  12.4.2 DAC further represents and warrants that, after due investigation, as of the close of business on September 30, 1999, all of DAC's internal business and information systems will be Year 2000 Compliant, such that DAC will not experience any material interruption in business or impact on operations, including but not limited to DAC's ability to support end-users attempting to order HP Products using the Program, from any change in the performance or functionality of its internal business and information systems related to date processing.

                  12.4.3 DAC further represents and warrants that, as of the close of business on October 15, 1999, it will have disclosed to HP any and all Year 2000 issues of a material nature.

         12.5 EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 12, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY DAC OR HP INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. HP AND DAC EXPRESSLY DISCLAIM ANY WARRANTIES NOT STATED OR REFERRED TO HEREIN WITHOUT LIMITING THE GENERALITY OF THE FOREGOING. THE PARTIES ACKNOWLEDGE THAT HP HAS MADE NO REPRESENTATIONS OR GUARANTEES, EXPRESS OR IMPLIED, REGARDING (I) THE PROFITABILITY OF ANY BUSINESS THAT DAC MAY EXPECT FROM HP AS A RESULT OF THIS AGREEMENT, OR (II) THE REVENUE THAT DAC MAY DERIVE FROM HP AS A RESULT OF THIS AGREEMENT.

Section 13. Default and Termination.

         13.1 Termination for Convenience. Either HP or DAC may terminate this Agreement, for any reason or no reason, by giving the other party 90 days prior written notice.

         13.2 DAC Default. DAC shall be considered in default of this Agreement if a Material Default in Performance occurs (except for the Material Defaults in Performance referenced in clauses (i), (iii), and (vi) of subsection 3.16). Upon the occurrence of such a Material Default in Performance, HP may at its option:
(i) request DAC to cure such Material Default in Performance at no additional charge to HP; (ii) request a refund of time paid for unacceptable work or a reduction in future charges as mutually agreed upon between DAC and HP; or (iii) treat such failure as an Event of Default, as provided in subsection 3.8.

         13.3 HP Default. HP shall be considered in default of this Agreement if any payments for expenses or fees associated with the Program are more than 30 days delinquent, in which case DAC may request immediate payment to be delivered by HP to DAC within 3 business days. If no such payment is forthcoming, such non-payment will be a Material Default in Performance, and the notice period in sub-subsection 13.4.1 for this particular Material Default in Performance, if DAC deems such Material Default in Performance to be an Event of Default, shall be reduced to 30 days.

         13.4 Termination for Cause.

                  13.4.1 Either party may terminate this Agreement upon an Event of Default by the other party, for cause, by giving the defaulting party 60 days prior written notice.

                  13.4.2 If this Agreement is terminated by either party pursuant to sub-subsection 13.4.1, during the notice period, the terminating party shall give or continue to give the other party reasonable opportunity to cure its deficiencies in meeting its obligations under the Agreement for the first 30 days following notification, except to the extent that the Event of Default that precipitated the non-breaching party's right to terminate for cause arises under sub-subsection 4.7.2.1, subsection 13.2, or subsection 13.3. If the breaching party is able to cure its deficiencies to the reasonable satisfaction of the terminating party, the Agreement shall continue in effect as if no notice was given. If the terminating party is unable to cure its deficiencies to the reasonable satisfaction of the terminating party, the Agreement will (except for the surviving terms referenced in subsection 23.11 of this Agreement) terminate as of the close of business on the 30th or 60th day following notification, as specified above.

         13.5 [**37**]

         13.6 Obligation of Cooperation During Period of Termination. Without waiving any rights either party may have at law or equity arising from the termination of this Agreement, each party agrees to cooperate with the other to facilitate the orderly dissolution of the business relationship set forth in this Agreement.

         13.7 Reimbursement upon Termination. Upon the termination of the Program, DAC shall, at the request of HP, assign to HP, and HP may assume, any leases of personal property made on behalf of the Program and HP shall reimburse DAC for all non-depreciated capital expenditures made on behalf of the Program, as described in subsection 4.3. Upon such assumption and reimbursement, all leased or owned personal property with respect to which such payments were made shall become the property of HP. If HP determines to dispose of any of such property, DAC shall be given the opportunity to participate as a potential buyer in connection with any such sale, but HP shall not be obligated to give DAC any preference in connection with any such sale. HP shall also reimburse DAC for all payments due with respect to any period prior to May 31, 2001 pursuant to any real property leases made on behalf of the Program.

Section 14. Rights on Change in Control.

         [**38**]

         [**38b**]

Section 15. Force Majeure.

         Neither party shall be liable or responsible for any failure to comply with any provision of this Agreement to the extent any such failure is caused directly or indirectly by fire; earthquake; natural disaster; adverse weather conditions; strike, union, or other labor problems; war (whether or not declared); riot; insurrection; government restrictions; or other acts or other causes beyond the control of or without fault on the part of such party; provided, however, that the performance of a party shall not be excused as a result of strike, union, or other labor problems occurring with respect to its own employees or work force. Upon the occurrence of any event of the type referred to herein (a "Force Majeure Event"), such party shall give prompt notice thereof to the other party, together with a description of such event and the duration for which such party expects its ability to comply with the provisions of this Agreement to be affected thereby. Such party shall thereafter devote its reasonable best efforts to remedy, to the extent possible, the condition giving rise to such event and to resume performance of its obligations hereunder as promptly as possible.

Section 16. Indemnification.

         Except as provided in Section 17, Limitation of Liability, each of DAC and HP shall defend, indemnify and hold harmless, the other and its employees, officers, directors and agents from and against all fines, suits, proceedings, claims, demands, debts, obligations, liabilities or actions of any kind by anyone (including reasonable attorneys' fees and costs) allegedly arising from or connected with (i) violations by the indemnifying party of any law, ordinance, rule or regulation of the United States or any state or city or other governmental body, (ii) the indemnifying party's actions or omissions in connection with this Agreement, (iii) any breach of a representation or warranty by or any breach or default in the performance of any obligation of the indemnifying party under the provisions of this Agreement, (iv) the negligence of the indemnifying party, (v) the activities or operations of the indemnifying party, its employees, officers, directors or agents, while it or any of them are performing the indemnifying party's obligations under this Agreement, and (vi) the termination of the employment relationship between DAC and any of DAC's employees, to the extent HP was directly involved in the decision to terminate the DAC employee, or between HP and any of its employees, to the extent DAC was directly involved in the decision to terminate the HP employee.

Section 17. Limitation of Liability.

         EXCEPT AS PROVIDED IN SUB-SUBSECTION 4.7.2, IN NO EVENT WILL EITHER PARTY BY LIABLE FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST SALES OR LOST PROFITS), TO ANYONE ARISING OUT OF THIS AGREEMENT OR THE USE OF THE GOODS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 18. Trademarks and Related Matters.

         18.1 Attached as Exhibit L to this Agreement are HP's guidelines for the use of its trademarks or trade names in connection with this Agreement. The HP Commercial Channels Organization Marketing Communications Department shall be the sole source for DAC of HP logo artwork. No other source will be considered approved pursuant to this Agreement.

         18.2 DAC is authorized to use HP logos. trademarks, trade names, and service marks, and all Intellectual Property Rights associated with the visual appearance of the HP web site (www.hp.com) only to the extent necessary to meet the required Program service specifications and only in accordance with HP's guidelines. No other rights with respect to the trademarks, service marks, trade names or brand names of either HP or DAC are conferred on the other party, either expressly or by implication, by this Agreement.

         18.3 HP and DAC each recognize the other party's ownership of and title to its respective trademarks, service marks, trade names and brand names, and the goodwill attaching thereto, and agrees that any goodwill which accrues because of the other party's use of the trademarks, service marks, trade names or brand names, or because of any other activity involving the promotion of the other party's products or services, will vest in and become the property of the owner. Each party agrees not to contest or take any action to contest the other party's trademarks, service marks or trade names or to use, employ or attempt to register any trademark, service mark or trade name which is confusingly or deceptively similar to the other party's trademarks, service marks or trade names.

         18.4 Permission granted relative to the trademarks, service marks, trade names or brand names of the other party shall terminate with the expiration or termination of this Agreement. Both parties immediately shall cease approved use of the trademarks, service marks, trade names and brand names of the other party upon expiration or termination of this Agreement.

Section 19. Defense Of Intellectual Property Claims.

         19.1 HP will defend or settle any claim against DAC (or end-user customer), that HP Products sold to end-user customers through the Program (excluding custom products) infringe any Intellectual Property Right, provided
DAC:

                  19.1.1 Promptly notifies HP in writing of a claim of infringement; and

                  19.1.2 Cooperates with HP in, and grants HP sole control of, the defense or settlement of such claim of infringement;

         19.2 HP will pay infringement claim defense costs, settlement amounts and court-awarded damages. If such a claim appears likely, HP may modify the Product, procure any necessary license, or replace it. If HP determines that none of these alternatives is reasonably available, HP will refund any end-user's purchase price upon return of the Product if within one year of Delivery, or the Product's net book value thereafter.

         19.3 HP has no obligation for any claim of infringement arising from:

                  19.3.1 Claimed infringement arising from HP's compliance with DAC's designs, specifications or instructions;

                  19.3.2 Claimed infringement arising from HP's use of technical information or technology provided by DAC;

                  19.3.3 Unauthorized product modifications by DAC or by any third party;

                  19.3.4 Product use prohibited by product specifications or related application notes; or

                  19.3.5 Use of HP products with products which are neither (i) provided by HP to DAC, or (ii) provided by a third party to DAC but included in the Program at HP's request.

         19.4 THIS SECTION 19 STATES HP'S ENTIRE LIABILITY TO DAC FOR CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT.

Section 20. Confidential Information.

         20.1 Definition of Confidential Information: Since the beginning of the discussions leading to this Agreement, HP and DAC have exchanged, and will continue to exchange, confidential information as has been and will continue to be reasonably necessary to the negotiation and implementation of this Agreement. When provided in written form, such information has been and will be conspicuously marked as "CONFIDENTIAL" on the face of such information. If such information is disclosed orally, the disclosing party has and will notify the receiving party in writing within 30 days of the date of disclosure, summarizing the information and requiring that such information be treated as confidential. Information meeting the requirements of either of the two previous sentences is defined in this Agreement as "Confidential Information." Examples of Confidential Information disclosed by HP to DAC include its customer lists and related demographic information, sales databases, marketing strategies, the pricing HP makes available to certain HP Distributors, and the pricing HP receives from its suppliers of goods and services. Examples of Confidential Information disclosed by DAC to HP include DAC's electronic fulfillment system, DAC's processes and related business rules, its software, and its employee manuals relating to direct sales and related operations, in the form in which they exist as of the Effective Date and as modified during the term of this Agreement.

         20.2 Notwithstanding the foregoing, Confidential Information does not include information which:

                  20.2.1 Becomes a matter of public knowledge without fault of the receiving party;

                  20.2.2 Is already rightfully in the possession of the receiving party prior to its receipt from the disclosing party;

                  20.2.3 Is rightfully received by the receiving party from a third party with no obligation of confidentiality to the disclosing party;

                  20.2.4 Is independently developed by the receiving party, provided that, as used in this sub-sub-section 20.2.4, "independently developed" shall mean developed without any use of or access to any relevant confidential information by those individuals within the receiving party that developed such information;

                  20.2.5 Is disclosed by the disclosing party to a third party that does not undertake a duty of non-disclosure to the disclosing party and which is not under a duty of non-disclosure imposed by statute or regulation;

                  20.2.6 Is disclosed by operation of law, including in response to a subpoena or civil investigative demand, provided, however, that prior to disclosing such information in response to such subpoena or civil investigative demand, the receiving party shall promptly notify the disclosing party of its receipt of such subpoena or demand prior to its release of such information and reasonably assist the disclosing party in obtaining adequate protection of such information; or

                  20.2.7 Is disclosed by the receiving party with the disclosing party's prior written consent.

         20.3 Use of Confidential Information. Confidential Information may only be received by and used by those employees of the receiving party that have a reasonable need to know such information for purposes related to the negotiation and implementation of this Agreement. Each party agrees to use the same degree of care in protecting information disclosed to it by the other party as it uses to protect its own sensitive business information of a similar nature, but in no event may either party use less than a reasonable degree of care. Without limiting the generality of the foregoing, DAC agrees that it will not share any end-user names generated by HP with Parent, or with any other DAC customer. This obligation lasts for three years from the date on which this Agreement expires or terminates.

         20.4 No Licenses or Warranties. The provision of Confidential Information by a disclosing party to a receiving party does not constitute a license to any Intellectual Property Rights that may be contained in such information. All such rights are expressly retained by the disclosing party, except to the extent that such Confidential Information or any Intellectual Property Right contained therein is licensed pursuant to an express grant contained in this Agreement. All Confidential Information is provided "AS-IS" with all warranties expressly disclaimed, except to the extent that the accuracy or completeness of any item of Confidential Information is warranted pursuant to an express warranty contained in this Agreement.

         20.5 Solicitation of Customers. Anything herein to the contrary notwithstanding, DAC may not solicit HP's customers for any purpose other than to fulfill its duties and responsibilities hereunder. If an HP customer contacts DAC directly and requests additional services or information from DAC regarding products which are not the subject matter of this Agreement. DAC may communicate with such customer regarding such request. DAC or any of its affiliates may communicate with such customer regarding such request. DAC or any of its affiliates may also contact or solicit any customer who is also a customer of HP so long as such customer has been acquired as a customer or otherwise identified by DAC or any of its affiliates independently of this Agreement.

         20.6 Hiring of Other Party's Employees. Anything herein to the contrary notwithstanding, each party agrees that, without the consent of the other party, it will not solicit, endeavor to entice away from the other party or any of its affiliates or otherwise attempt to hire the other party's relationship with any employee except with the express written consent of the other party. Notwithstanding the foregoing:

                  20.6.1 HP agrees only that it will not hire any DAC employee for a position within HP's United States Commercial Channels Organization Small and Medium Business Marketing business unit, the business unit which, as of the Effective Date, is managed by [**T**]. To the extent that any other HP business unit hires any DAC employee for a position physically located within the United States, within 10 days following notice from DAC that a DAC employee has been hired by HP, HP employees responsible for the management of HP's relationship with DAC agree to (i) notify the manager responsible for the hiring decision of HP's commitment to DAC pursuant to this sub-section 20.6; and (ii) to discourage such hiring manager from hiring any additional DAC employees. If such hiring manager hires any additional DAC employees during the Term following the notification provided to such hiring manager, HP will be in breach of its obligations to DAC undertaken pursuant to this sub-section 20.6.

                  20.6.2 DAC further acknowledges that HP's obligations pursuant to this sub-section 20.6 are limited to DAC management personnel who, upon being hired by HP, would:

                           20.6.2.1 be directly involved: in HP's computer
products-related sales or marketing efforts; or

                           20.6.2.2 have supervisory responsibilities with
respect to HP's computer products-related fulfillment activities.

Section 21. Publicity

         21.1 DAC Public Statements. DAC agrees that it will not make any public statement regarding this Agreement or the Program without HP's prior written approval.

         21.2 Use of Intellectual Property. Except as provided in sub-section 18.2, neither party shall have the right to use the other party's trademarks, service marks, trade names or brand names in connection with any service, product, promotion, advertisement or publication without prior written approval of the other party.

         21.3 HP Statement. Notwithstanding the foregoing, HP may use the trade names of DAC or Parent in connection with a public statement regarding the Program. HP agrees to provide DAC not less than 48 hours prior notice of any such public statement, provided that neither DAC nor Parent shall have the right to prevent HP's issuance of such public statement by disapproving its issuance

Section 22. Notices And Approvals

         22.1 Notices: All notices, demands and requests required or permitted by this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery,
(ii) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, (iii) five days after posting when sent by United States registered or certified mail, with postage prepaid on the date of transmission when sent by confirmed facsimile, or
(v) at the time of a confirming e-mail from the receiving party, which acknowledges an e-mail notice or request; if directed to the person or entity to which notice is to be given at his or its address set forth in this Section or at any other address such person or entity has designated by notice.

         22.2 Notices sent to HP will be sent to:

Notice sent to:                                               With a copy to:
Thomas Capp                                                   Gil Ohana
Hewlett-Packard Company                                       Senior Attorney
Mail Stop 52U/VL                                              Hewlett-Packard Company
5301 Stevens Creek Boulevard                                  Mail Stop 20BQ
Santa Clara, CA  95051-7295                                   3000 Hanover Street
Phone:  408-553-7731                                          Palo Alto, CA  94304
Fax:  408-345-8805                                            Phone:  650-857-6130
                                                              Fax:  650-857-3710

         22.3 Notices to DAC will be sent to:

Notice sent to:                          With copies to:                        And:
Direct Alliance Corporation              Insight Enterprises, Inc.              Quarles & Brady, LLP
Attn: Tony Smith, Chief                  Attn: Stanley Laybourne,               Attn: P. Robert Moya
   Operating Officer                        Chief Financial Officer             One East Camelback Road,
1912 West Fourth Street                  6820 South Harl Avenue                 Suite 400
Tempe, AZ  85281                         Phoenix, AZ  85283                     Phoenix, Arizona  85012
Phone:  480-902-5977                     Phone:  480-350-1142                   Phone:  480-230-5580
Fax:  480-902-5920                       Fax:  480-350-1141                     Fax:  480-230-5598
E-Mail:  Tsmith@DirectAlliance.com       E-Mail:  slaybourne@insight.com        E-Mail:  prmoya@quarles.com

         22.4 Approvals: Approvals by or binding on HP shall be effective only when given in writing by one of the HP Authorized Signers.

Section 23. General Provisions

         23.1 Waiver. The failure of either party to insist on strict performance of any term or condition hereof or to exercise any option contained herein, shall not be construed as a waiver of that party's right to enforce that term of condition in the future or any other term or condition of this Agreement in any other instance.

         23.2 Assignment. Neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, HP, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent:
(i) to any entity controlled by, or under common control with, HP, or its permitted successive assignees or transferees, or (ii) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of HP, or its permitted successive assignees or transferees. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns, except for Agilent Technologies (and its subsidiaries), the HP test and measurement successor referenced in sub-section 3.10.

         23.3 Attachments. All Exhibits, Attachments and Schedules to this Agreement are incorporated herein by this reference as though fully set forth herein. If there is any conflict, contradiction or ambiguity between the terms and conditions in this Agreement and any of its Exhibits or Schedules, the terms of this Agreement shall prevail.

         23.4 Entire Agreement/Amendment. This Agreement contains the entire agreement of the parties with respect to its subject matter and shall supersede all prior and contemporaneous agreements and understandings between the parties respecting the subject matter hereof This Agreement may not be changed or terminated orally by or on behalf of any party. Additionally, except to the extent required by law, including by any governmental agency regulating the sale of securities, and except for disclosures to a party's employees, attorneys or accountants, on a need-to-know basis, neither party shall disclose the terms and conditions of this Agreement without the prior written consent of the other.

         23.5 Delaware Law, Salt Lake City Forum. This Agreement shall be construed and enforced, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the state of Delaware, without reference to its conflict of laws principles. Any litigation between the parties requiring the interpretation, construction, or enforcement of this Agreement will be conducted in state or federal courts in Salt Lake City, Utah. Each party waives any objection it may have to the jurisdiction of such courts over them in ant action relating to this Agreement.

         23.6 Captions. Construction and Interpretations. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either party. The Section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement in any way. When used without definition the words "Section," "subsection," or "exhibit," refer to such portions of, or exhibits to, this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved, against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereto.

Whenever the words "include," "includes," or "including" are used in the Agreement, including any Exhibits or other addenda hereto, they shall be deemed to be followed by the words "without limitation."

         23.7 Independent Entities. HP and DAC each have separate and independent rights under this Agreement. Nothing contained herein shall be construed as creating, forming, constituting or implying any agency relationship, partnership, joint venture, merger or consolidation of HP or DAC for any purpose or in any respect.

         23.8 Continuing Cooperation. Each party to this Agreement shall be obligated hereunder to perform such other and further acts, including without limitation the execution of any documents which are reasonable and may be necessary or convenient in carrying out the purpose and intent of this Agreement.

         23.9 Severability. If a court of competent jurisdiction makes a final determination that any term or provision hereof is invalid or unenforceable, after the expiration of the time within which Judicial review (if permitted) of such determination may be perfected, (i) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision and (ii) the remaining terms and provisions hereof shall be unimpaired.

         23.10 Remedies Cumulative. Every right or remedy in this Agreement conferred upon or reserved to the parties will be cumulative and will be in addition to every right or remedy now or hereafter existing at law or in equity, and the pursuit of any right or remedy will not be construed as an election.

         23.11 Sections that Survive. If this Agreement is terminated in accordance with the terms of Section 13, Termination, the following Sections will survive and remain in full force and not thereby be terminated:

                  9                 Records, Audits and Inspection
                  12                Warranties
                  13.7              Reimbursement upon Termination
                  14                Rights on Change in Control
                  16                Indemnification
                  17                Limitation of Liability
                  20                Confidential Information
                  23.10             Remedies Cumulative
                  23.12             Export Laws

         23.12 Export Laws. Both parties agree, in all activities under this Agreement, to conform to and abide by the export laws and regulations of the United States including the Export Administration Act of 1979, as amended, and its implementing regulations.

         23.13 Exhibits. The Program will also comply with the terms and conditions set forth in each Exhibit, Attachment and Schedule to this Agreement, including the following:

                  Exhibit "A" PROGRAM DESCRIPTION
                  Exhibit "B" [**39**]
                  Exhibit "C" PROGRAM METRICS
                  Exhibit "D" PROGRAM REQUISITION FORM
                  Exhibit "E" PERSONNEL REQUISITION FORM
                  Exhibit "F" FINANCE REQUIREMENTS
                  Exhibit "G" SUMMARY REPORT REQUIREMENTS DOCUMENT Exhibit "H" PROGRAM BUSINESS RULES
                  Exhibit "I" [intentionally omitted]
                  Exhibit "J" HP AUTHORIZED SIGNERS
                  Exhibit "K" [**39**]
                  Exhibit "L" HP TRADEMARK USE GUIDELINES

         23.14 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns, except for Agilent Technologies and its subsidiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the par-ties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         23.15 Authorizations and Signatures. By signing below, each party represents that this Agreement has been duly authorized and constitutes an Agreement by which it is bound.

         23.16 Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by either or both parties by either manual or facsimile signatures.

         23.17 No Disparagement. Each of the parties agrees that it will not make any disparaging or derogatory remarks, whether oral or written, about the other party, or its affiliates, products or services, and agrees to instruct its employees to behave in the same mariner and to establish procedures for the enforcement of such instructions. DAC agrees that it will not participate in any advertising that promotes the products of an HP Competitor and which contains any statement concerning or reference to the fact that DAC may operate portions of the Program on computing and telecommunications equipment manufactured or marketed by an HP Competitor.

Section 24. Parent Obligations

         24.1 Performance Assurance. Parent hereby agrees to ensure the performance by DAC of its obligations under this Agreement and Parent further agrees to be liable for any claims against DAC or its employees, officers, directors or agents in connection with DAC's obligations under this Agreement.

AGREED AND ACCEPTED:

HEWLETT-PACKARD COMPANY                 DAC CORPORATION



By:                                     By:  /s/ Tony Smith
    ------------------------------           ---------------------------------
Printed Name: Kim Tchang                     Printed Name Tony Smith

Title: Manager, U.S. Small and Medium        Title: President
       Business Sales and Marketing
       Organization

Date of signature:                      Date of signature:  8/17/99
                  -------------------                      -------------------

                                    Parent acknowledges its obligations and
                                    liability as stated in Sections 13.14 and 24 by signing below:

                                    INSIGHT ENTERPRISES, INC.



                                    By:   /s/ Stanley Laybourne
                                        ---------------------------------------
                                    Printed Name:     Stanley Laybourne
                                    Title:            Chief Financial Officer

                                    Date of Signature:   8/20/99
                                                        -------------------

                  EXHIBIT A: Business Store Program Description


General Provisions:



1. All terms used herein but not defined shall have the meanings given such terms in the attached Program Services Agreement (the "Agreement") among DAC, Parent and HP.

2. This Exhibit A may be amended upon mutual written agreement by and between HP and DAC. Changes will be noted on an "Amendment Form" in the form attached hereto as Attachment General-1. Changes will be effective upon signature of the Amendment Form. At least once a Month, the parties will meet to update this Exhibit A to reflect amendments made during the previous Month.

SECTION 1.0 OVERVIEW OF THE PROGRAM

     The Program will involve the sale of HP printers, storage products, palmtop, notebook and desk-top computers, and server products to end-users, with a focus on small- and medium - business end users.

SECTION 2.0 [This Section Intentionally Left Blank]

SECTION 3.0 BASIC CONCEPTS OF THE PROGRAM


     A. Geographical Scope. Initial program sales will be limited to the fifty United States, the District of Columbia, and Puerto Rico. Expanded sales outside of these jurisdictions may be made upon prior written agreement between HP and DAC. DAC will not accept orders to be shipped to APO or FPO addresses, or to post office boxes.

     B. Business Rules. Program sales shall be governed by the terms of the Agreement and this Exhibit A (including all attachments hereto).

     C. Product Offering and Pricing. Program product offering and pricing shall be determined solely by HP. HP may discontinue offering any product, and may change the pricing at which any product is made available, at its discretion upon notification to DAC.

     D. Program Metrics. As set forth in the Agreement, DAC's performance of its Program responsibilities will be evaluated based, among other things, on the Program Metrics. Sample Program metrics are provided in Exhibit C. Once identified by agreement of the parties, the Program Metrics may not be modified without the written consent of both parties.

SECTION 4.0 PROGRAM SERVICES AND RESPONSIBILITIES.


***[MISSING PAGES 2 - 3]***

     4.10 Open order backlog management. Utilizing the MAX system, dedicated Program personnel will perform a daily review of open orders and take appropriate action to expedite shipment of customer orders. This information will be available to HP via online access.

     4.11 Quote management. DAC will manage all open quotes with the goal of maximizing the Program close ratio and overall Program revenue Quotes will be valid for periods set by HP.

     4.12 Overall Customer service. DAC will provide customer service with the goal of ensuring the timely and satisfactory resolution of all Program customer concerns. Customer service reps will handle tasks as Jointly assigned by HP and DAC.

     4.13 Order status. DAC systems will provide order status at the following stages in the ordering process:

          4.13.1 Order processing/shipping/invoicing

          4.13.2 Integration (to the extent provided by HP or its fulfillment service providers)

          4.13.3 Federal Express (or other shipping service) delivery status

          4.13.4 Return merchandise status

          4.13.5 Detailed customer history.

     4.14 FTC regulation management. DAC's systems will provide for online management of FTC Mail Order and Telephone Order Rules requirements for all applicable orders that do not meet customer quoted ship dates
          (CQSD). This includes providing formal notices to customers when the CQSD will not be met and proactively outbound calling customers should the CQSD expire. All sales representatives will be trained to maintain compliance with FTC requirements. DAC will maintain compliance with new FTC rules relating to its performance under this Agreement including amendments to the Telephone Order Rule and Mail Order Rule, and any FTC regulations regarding privacy of customer information.

     4.15 Fulfillment. Program fulfillment will be executed through DAC's proprietary EDI direct ship capabilities to fulfill orders via HP-selected fulfillment services providers. Packing slips will reference the Program name to promote the desired seamless customer environment. DAC's MAX system will place HP orders only with HP's chosen distribution partners.

     4.16 Dedicated facilities. DAC will provide dedicated facility areas for warehousing of HP Products, including returned HP Products, to segregate those Products from other inventory within the care, custody, or control of DAC or Parent.

     4.17 Inventory management. DAC will provide complete inventory management functions when inventory is carried in a DAC distribution center. These functions include automated receiving, stocking, and cycle counting using bar code technology in conjunction with RF (radio frequency) capabilities and proprietary inventory management systems.

     4.18 HP Products stored in DAC Distribution Center. HP may provide HP Products (primarily returned HP Products) to DAC on a consigned basis. All HP Products provided by HP shall contain bar codes located on the exterior of the carton and shall reference the SKU and where applicable the serial number of the unit. HP shall be responsible for all supply management and product-line management associated with HP Products. These functions include demand forecasting, purchase order generation, scheduling and rescheduling, ensuring timely delivery of HP Products and providing accurate lead-time information and stock rotation management.

     4.19 This sub-section intentionally left blank.

     4.20 Supply management. DAC will provide supply management (purchasing) support utilizing DAC's proprietary information systems to manage Program inventory availability and status.

     4.21 Order Fulfillment Rules: DAC will comply with the following rules in forwarding received orders to the HP Service Providers who will be fulfilling these orders:

          4.21.1 All orders for HP personal computer products (palmtops, notebooks, portables, desktops, and servers) [**U**].

          4.21.2 All orders for HP printer and scanner products (laser printers, inkjet printers, scanners, and associated accessories and supplies) [**V**].

          4.21.3 Merged orders: DAC will use all reasonable efforts to fulfill individual orders from the same service provider. However, DAC may divide a particular order between the two service providers as necessary to expedite shipments. In this situation, DAC will coordinate shipment of ordered Products by the two service providers to maximize the likelihood of same-day delivery of the different portions of the order. In choosing between Service Providers, DAC will follow the decision process set out in the Attachment 4.21.

          4.21.4 PCs and Monitors: PCs and their associated monitors must always be shipped from the same location on the same day.

          4.21.5    Back-orders (Partials)

               4.21.5.1 Customers will be able to place items on backorder. As to any back-order, DAC will provide a CQSD. DAC's CQSD will be based on the availability of all components within an order. During the telesales process, the TSR will be able to modify the components, using n a configured system to improve the availability of the overall configuration. The TSR will use the web configurator to do this.

               4.21.5.2     DAC will send backorders to the Service Providers.

          4.22 [**V1**] DAC may sell or ship products to customers identifying themselves as resellers. However, DAC will not accept "purchase for resale" tax exemption certificates or numbers. (DAC may accept non-profit or government tax exemption certificates or numbers.) All sales through the Program are to be made directly to end-users.

          4.23 Invoices, Credit Card Bills and Packing slips: All documentation and credit card bills received by the end-user will be from "HP Business Store" with DAC's distribution facility provided as the return address.

          4.24 Availability: DAC will receive a product stocking level each morning before 5 A.M. Eastern Time from each Service Provider. Product SKUs for which a Service Provider has [**W**] more units in stock and available to ship will be marked as "In Stock." Product SKUs for which a Service Provider has fewer than [**W**] in stock will be marked on the website with the word "Call." The website will never display the number of units in stock. Note:
               Availability of configured product will not be displayed until the customer creates a configuration. The DAC system will make available to the TSRs the available product by Service Provider.

          4.25 Pick-Pack-Ship. Invoicing and shipment of orders will be the responsibility of the Service Providers selected by HP.

          4.26 Serial number tracking. Where available from the Service Providers, DAC will track serial numbers of identified SKU's on a unit-by-unit basis as products are shipped to Program customers. Information pertaining to serial numbers will be stored within DAC's information system to allow access for technical support validation and returns process management.

          4.27 Packing slip/invoices. As matter of information to DAC, but not a DAC responsibility, to encourage the seamless structure of the Program each Service Provider will insert a packing slip bearing the Program name will accompany each shipment.

          4.28 FedEx PowerShip system. Online delivery information will be provided to sales representatives through the MAX operating system. The MAX system will receive continuous real-time delivery information from the FedEx PowerShip system.

          4.29 Program Freight.

                  4.29.1 Inbound freight routing and associated costs for HP Program Products shall be the responsibility of HP.

                  4.29.2 Inbound freight for all customer orders shall be the responsibility of HP. Outbound freight may be billed to a DAC freight account specifically set up for the Program and later billed by DAC to HP, at the cost determined in the manner set forth in sub-sections
                           4.4.1 and 4.4.6.

                  4.29.3 All freight revenue derived from Program sales shall belong to HP. HP will determine and set all Program freight pricing to end-user customers.

                  4.29.4 All freight expense associated with customer returns (to the extent specifically authorized by HP) shall be the responsibility of HP. Customer returns freight may be billed to a DAC freight account specifically set up for the Program and later billed by DAC to HP at cost.

                  4.29.5 All freight expense associated with HP Products or third-party product returns to HP, its affiliates, or third party suppliers, shall be the responsibility of HP. Supplier returns freight may be billed to a DAC freight account and later billed by DAC to HP at cost.

                  4.29.6 Integration. Program integration services will be performed by HP, its Service Providers, or other HP designees. DAC will communicate all integration requirements to the HP-designated party by EDI.

          4.30 Technical Support. DAC will provide basic presale technical support to facilitate product sales, HP will provide or arrange for DAC to provide required sales and technical training. Sales personnel will be trained and capable of supporting customers' needs for basic questions associated with the sales process. Examples of basic questions would include but are not limited to:
               Types of configurations available, whether or not a printer needs a network card to work on a LAN, and what is the latest display technology. HP or an HP-designated vendor shall be responsible for more advanced pre-sales and all post-sales Program technical support.

          4.31 Returns Processing.

                4.31.1 DAC will provide to end-users the terms and conditions for returns as defined by HP Returns will be managed by the DAC TSRs at DAC for launch. The TSR will issue an RMA authorizing return of product to DAC under the program name. Returns policies are provided in Attachment 4.31, appended hereto.

                4.31.2 Returns Authorization. DAC will provide returns management services utilizing DAC's proprietary information systems to verify and authorize the return of Program Goods. The process will be managed according to policies and procedures provided by HP from time to time on 30 days written notice in the Business Rules. The return policy may be changed at HP's request; however, any requested changes may result in additional costs that must be paid by HP.

                4.31.3 Customer Returns. Customer returns may be accepted in accordance with the HP returns policy. Customer returns will be processed on a daily basis as received, resulting in repair, credit or replacement of products for the customer.

                4.31.4 Supplier Returns. All customer returns will be returned to the supplier of record or HP as determined by HP. Supplier returns will be managed per HP negotiated specifications.

                4.31.5 Out-of-policy Returns. DAC will accept returns which fall outside the HP returns policy only when approved by HP in writing on a case-by-case basis. DAC must receive HP's approval prior to communicating its approval of the return to the Program Customer. Except as provided in the Agreement with respect to the physical custody of Returned Goods, HP assumes full financial responsibility for all such out-of-policy returns.

                4.31.6 Responsibility for Returns. Except as provided in the Agreement with respect to the physical custody of Returned Goods, all product returns will be the responsibility of HP. This includes HP Products and third- party products. DAC will make reasonable efforts to return third-party products to suppliers, but HP will assume all responsibility for products returned including integrated third party products (i.e., third-party products that are installed into a HP computer). This responsibility extends to the loss in value to any and all products.

                4.31.7 Returns Liquidation. If requested by HP, DAC will offer returned products per HP requirements through a "Value Center" concept. DAC agrees to comply with all HP guidelines as to sale of used equipment or products. DAC will make reasonable efforts to maximize recovery of cost in such products. DAC will utilize a mutually agreed process to maximize recovery while minimizing inventory held. DAC anticipates that gross cost recovery will, on the average, equal approximately [**40**] of the invoice price to the customer for that product. However, the parties recognize that DAC cannot guarantee any recovery percentage and that the percentage stated in the preceding sentence shall be reconsidered by the parties from time to time.

        4.32 Information Services. DAC and HP agree to negotiate Information Management ("IM") and technical infrastructure specifics and any associated costs which such IM and infrastructure specifics will create, including the following technical areas:

                4.32.1  Service level agreements for specific DAC services;

                4.32.2 Disaster recovery infrastructure requirements to uphold service level agreements;

                4.32.3 Knowledge of transfer requirements from DAC to HP if specified or all service responsibilities are transferred to HP or its designated agent;

                4.32.4 Until the parties agree to such requirements, DAC agrees to use commercially reasonable efforts to provide IM and technical services to the reasonable satisfaction of HP as necessary to meet the uptime requirements as set forth in the Program Agreement.

        4.33 Program Software. DAC will provide its "MAX Business Operating System" software package to operate the Program.

        4.34 Program Hardware. DAC will provide a telecommunications system that will manage inbound and outbound customer calls within the DAC facilities. This includes basic IVR management capabilities for call processing, voice mail capability and data collection/reporting. This does not include any special features such as sophisticated IVR or CTI applications. DAC will provide all networking hardware associated with DAC facilities. Notwithstanding any other provisions of this agreement. HP is responsible for hardware and software associated with TSR workstation computers and hardware. HP is also responsible for remote hardware and software at HP facilities required to remotely access DAC systems via dial-up networking.

        4.35 Electronic Mail Communication. DAC will provide access for customers to place orders and communicate via electronic mail, subject to HP providing or approving a program e-mail address.

        4.36 Credit Card Address Verification/Authorization. DAC will provide its online address verification and transaction authorization to facilitate order processing and customer satisfaction.

        4.37 System Access. DAC will provide real-time, online access to the Program information database via the business management system software. HP will be responsible for the PC's and other hardware and software required to achieve the link to DAC's system.

        4.38 EDI Capabilities. DAC will be "EDI ready" to perform business functions via EDI transmissions. EDI transmissions to and from DAC include but are not limited to

                        ANSI 832 (Sales Catalog);

                        ANSI 846 (Inventor, Inquiry);

                        ANSI 850 (Purchase Order Transaction);

                        ANSI 855 (Purchase Order Acknowledgment);

                        ANSI 856 (Shipping Advice);

                        ANSI 870 (Order Status Report);

                        ANSI 810 (Invoicing);

                        ANSI 997 (Functional Acknowledgment);

                        ANSI 820 (Payment Order/ remittance advice);

                        ANSI 824 (Application Advice);

                        ANSI 845 (Inventory);

                        ANSI 860 (Purchase Order Change);

                        ANSI 865 (Purchase Order Change Acknowledgment):

        4.39 Telephony. [**X**] and Value Added Network services supplied by DAC, [**Y**], for use in conjunction with the Program. The Program will be menu driven with touchtone selections for business/end user sales and customer service, providing an expedited answer for the customer. Other services may be added to Program touchtone menus at the request of HP.

        4.40 World Wide Web. DAC will provide "Back-End" functionality for a World Wide Web Site that will be created and maintained by HP. DAC will provide back-end functionality which includes but is not limited to: receipt of orders, transmission of orders to distributors, change orders, invoicing, billing, SKU management, price tracking and daily sales reports. Additionally, the Program back-end functionality will support secured order entry and inquiry capabilities. DAC will administer all orders, requests and inquiries generated thereby.

        4.41    Reporting.

                4.41.1 Online Reporting. DAC will make available to HP 24-hour online access to a menu of reports. Standard report formats will exist for the report types listed in Exhibit G.

                4.41.2 Periodic Reporting. DAC will provide all Program data to HP in a raw data format (Universal Data Extract) as well as standard DAC reports with reasonable frequency. During the first month of operations DAC will provide data on a weekly basis. From the second month on DAC will provide data on a daily basis.

                4.41.3 DAC agrees to use reasonable efforts to provide any reasonably requested additional reports to HP within 96 hours after such request is made, provided, that any additional costs incurred in preparing such reports shall be paid by HP, when invoiced, as a Variable Fee. DAC will provide an estimate of these costs and submit them as a program requisition. HP will not be charged for additional reports required to measure DAC's performance metrics.

                4.41.4 Accounting/Credit. DAC will handle all collections (including returned checks) and credit approvals as outlined further in Exhibit F. DAC will do the initial research on exceptions and make a recommendation to HP's designated on-site (or telephone) credit manager. The information should include credit application, financials, copy of D & B report and any other data that DAC's or HP's personnel think relevant. HP shall also be responsible for all costs associated with providing financial data and losses arising from credit decisions and fraud or misrepresentation by customers or potential customers. Notwithstanding the foregoing, if DAC authorizes credit to a customer that does not qualify for credit under HP's credit policies in effect on the date of DAC's credit decision, DAC will indemnify HP for any loss or costs associated with providing financial data HP experiences by reason of the customer's default in payment to HP (including any costs associated with providing financial data).

                4.41.5 Credit responsibility. Except as provided in the foregoing sub-sub-section 4.41.3, HP will assume responsibility for all credit extended in connection with the Program. DAC's systems will be tailored to follow the credit rules defined by HP. In order for the Program to be operational by the scheduled date, HP agrees to use [**Z**] the Program's credit card processor for program launch. DAC agrees to begin transitioning to a different merchant services vendor selected by HP on 30 days notice if required by FT.

                4.41.6 Credit process management. DAC will provide staff to manage and expedite the credit process, including facilitation of leasing with the goal of providing efficient and expedited service while minimizing credit losses. DAC will establish and follow credit processing rules acceptable to HP. These rules will include rules which prohibit the misuse by DAC employees of credit-card numbers. DAC will also maintain a complete on-line account histories to allow for quick and accurate processing of customer credit requests. HP will provide onsite (or by telephone) credit personnel to facilitate credit decisions for terms, problematic orders, and leasing services. HP will be responsible for all Program related credit card processing fees utilizing the systems and processes developed by DAC.

                4.41.7 Financing methods. Subject to HP's credit policies, DAC will provide Program capability for the following financing methods:

                        4.41.7.1 Credit cards (Mastercard, Visa, American
                                 Express and Discover);

                        4.41.7.2 Purchase orders. Purchase orders will be
                                 accepted from approved customers;

                        4.41.7.3 Prepaid orders/wire transfers;

                        4.41.7.4 Leasing. Leasing or financed orders will follow
                                 the process set out in Attachment 4.41.7.4.

SECTION 5.0  PRODUCT OFFERINGS

        5.1 Accessories. The Program offering will consist of options, supplies and accessories identified by HP.

        5.2 Software. Selected HP software, or third party software included in HP products, will also be offered through the Program as approved by HP.

        5.3 Hardware. The Program will carry current HP printers, storage products, desktop, portable and server SKU's as determined by HP. HP reserves the right to add additional products to the program as desired.

SECTION 6.0 STAFFING AND TRAINING

        6.1     Staffing:

                6.1.1 Except as otherwise provided herein, DAC will provide staffing for the Program. DAC will provide dedicated and shared resources to support the program as agreed by both parties.

                6.1.2 All dedicated program personnel shall be approved, in writing, via a Personnel Requisition Form (Exhibit E) prior to hiring (See Section 4.4.4 of the Agreement).

                6.1.3 All shared program personnel shall be approved, in writing via a Program Requisition Form, prior to providing service or support to the program.

        6.2 Training. DAC will provide initial and ongoing sales training. HP reserves the right to attend and contribute to any training. DAC will provide training as follows:

                6.2.1   Computer and telephone systems;

                6.2.2   Telephone skills training;

                6.2.3   Operating system (MAX) training;

                6.2.4   Basic computer systems;

                6.2.5   Consultative sales skills training.

        6.3 HP Training and Systems. HP will provide one onsite training person and the following training and systems:

                6.3.1   Product training with respect to the HP Products;

                6.3.2   Technical support training with respect to HP Products;

SECTION 7.0  PROGRAM HOURS OF OPERATION

        The contemplated Program hours of operation are Monday through Friday, [**AA**] Eastern Time.

SECTION 8.0  PROGRAM START DATE

        The Program start date is [**AB**]

SECTION 9.0  ADDITIONAL PROGRAM TERMS AND CONDITIONS

        9.1 Certain Variable Fees Calculations. The charges for certain variable costs, as set forth below, are understood by the parties to be appropriate in connection with the Program. Such items are provided by way of example only, and are not intended to be all-inclusive. Such expenditures are variable or semi-variable in nature and are associated with Program sales volume. Additionally, actual compensation will vary according to the employment market and other circumstances and the items listed below are only good-faith current estimates by DAC.

        9.2     Compensation Levels:


                9.2.1 Inbound Sales Representatives: [**41**] per month base salary, plus commission of [**41**] of net sales;

                9.2.2 Inbound Sales Managers: [**41**] per month, plus [**41**] of managed net sales;

                9.2.3 Director of Sales: [**41**] per month base salary, plus commission of [**41**] of managed net sales;

                9.2.4 Outbound Sales Representatives: [**41**] per month base salary, plus commission of [**41**] of net sales;

                9.2.5 Outbound Sales Managers:[**41**] per month, plus [**41**] of managed net sales;

                9.2.6 Customer Service Representatives: [**41**] per month base salary;

                9.2.7 Customer Service Manager: [**41**] per month, plus [**41**] per month maximum bonus incentive potential;

                9.2.8 Distribution Center Specialist: [**41**] , plus [**41**] per month maximum bonus incentive potential;

                9.2.9 Distribution Center Supervisor: [**41**] per month, plus [**41**] per month maximum bonus incentive potential.

        9.3     Packaging costs: Per Program requirements and usage.


        9.4 Other Transactions. HP will remain responsible for any and all costs related to transactions (including but not limited to returns outside of standard Program return policies, special services and the like) which are outside of DAC's policies for the Program and which HP approves in writing.

        9.5 MAX Software. The Program will be operated through the use of DAC's existing proprietary UNIX-based MAX software package. The parties acknowledge that the MAX software package is the exclusive property of DAC.

                             Attachment: General 1:
                          HP-DAC Business Store Program
                              Model Amendment Form


Date:
     -----------------------

Description of amendment:

I.   Affected section(s) of / Attachments to the Business Store Program
     Description:



II.  Description of proposed change:


     --------------------------------------------------------------
     --------------------------------------------------------------
     --------------------------------------------------------------
     --------------------------------------------------------------

III. Approvals:

     HP:                                           DAC:
        ----------------------------------------       -------------------------
             Tom Capp                                          Tony Smith

     Date:                                                Date:
          --------------------------------------------         -------------

     Amendments are effective on the date last signed above.

                                Attachment 4.2.1:
                          HP-DAC Business Store Program
                         Telesales Responses and Scripts


Part A. Scenarios and Responses

Subject 1:  Prompting for Reseller Services:

[**AC**] :

     - The rep has an intimate knowledge of the account and knows that services could be used

     -    The customer places an order for a server or very large number (20+)
          PCs

     -    The customer places an order for a "high touch" LaserJet or DesignJet

THE REPS WILL STILL TAKE THE PRODUCT ORDERS FROM THE CUSTOMER. IN THE EVENT THAT THE CUSTOMER DESIRES THE HELP OF A RESELLER, THE REP WILL FORWARD THE CUSTOMER TO THE MCI CALL CENTER.

If the customer wants non-HP services, the rep will forward the customer to the MCI call center.

[**42**]

Subject 4:  Product Information:

Customers calling in for product information will have their questions answered by the inbound sales reps. The rep will make every effort to sell the individual on the products. If the customer would like to receive a catalog, the rep will enter their information into the database and a literature pack will be mailed.

Subject 5:  Dead on Arrival ("DOA") Products

DOA calls will be initially handled by the telesales representatives ("TSR")

Subject 6:  Customer Remorse

Customer remorse calls will be routed to a customer service representative or managed by the sales representative.

Subject 7:  Government Orders

Government customers must send in purchase orders on valid government letterhead. Government credit will be applied per Business Store credit policies. Sales through the Business Store will be not discounted along the GSA schedule.

Subject 8:  Security / Privacy Concerns

If a customer is concerned about entering their credit card on the web, they can enter a quote and call the TSR over the 800 number provided on the web site. The TSR will pull the quote into MAX and take the credit card number over the phone.

[**42B**]

Subject 9:  Technical Support

If a customer calls in for a technical support call the customer will be provided the appropriate support number to call. For those numbers which are not toll-free, the TSR will make it clear to the customer that the phone call to technical support is not toll-free. (Due to the fact that support is not a toll-free number, DAC will be unable to hot transfer calls.)


                                                                         Toll
                       Description of          Phone Number/Call         Free
Subject/Product        Products                Center Location           (Y/N)    Notes
---------------        --------------          ---------------           -----    --------------------------
                                             PROMOTIONS AND REBATES

Promotions and                                     [**AD**]               [**AD    Script:  Please call this
Rebates                                                                    **]     number to check the status of
                                                                                   a rebate you have submitted
                                                                                   or to inquire about the
                                                                                   availability of a current
                                                                                   promotion or rebate.
                                                  PRINTERS

HP DeskJet Printers    -    HP DeskJet 400        [**AE**]               [**AE
                            420, 670C, 680C,    Boise, Idaho             **]
                            690C, 700 and      (Mountain Time)
                            895C Series
                            Printers
                        -   HP DeskWriter
                            680C and 694C
                            printers

HP DeskJet/Laser        All others               [**AE**]                 [**A
Printers                                        Boise, Idaho              E**]
                                               (Mountain Time)

HP JetDirect Print     All                     (208) 323-2551
Servers

                                                  SCANNERS

                                                                         Toll
                       Description of          Phone Number/Call         Free
Subject/Product        Products                Center Location           (Y/N)    Notes
---------------        --------------          ---------------           -----    --------------------------

HP Capshare 910        Handheld scanner           [**AE**]              [**A
                                                Boise, Idaho             E**]
                                               (Mountain Time)

HP ScanJet Scanners    HP ScanJet Models:         [**AE**]              [**A      Note:  Hours of operation:
                       -   4100C.               Boise, Idaho             E**]     6:00 a.m. to 6:00 p.m. MST,
                       -   4200C.               (Mountain Time)                   Monday through Friday
                       -   5100C.
                       -   5200C.
                       -   6100C
                       -   6200C
                       -   6250C

HP ScanJet 3200C                                     [**AE**]           [**A      Hours of Operation:
                                                                        E**]      - Monday through Friday:
                                                                                    6:00 a.m. to 10:00 p.m.
                                                                                    MST
                                                                                  - Saturday:  9 a.m. to 4:00
                                                                                    p.m. MST

                                                STORAGE PRODUCTS

HP Storage Products    -  Colorado Tape            [**AE**]             [**A
                          Drives                Loveland, Colorado      E**]
                       -  HP SureStore Tape      (Mountain Time)
                          Drives
                       -  HP CD-Writers
                       -  Recording media
                          (tapes, CD-Rs)

                                               PERSONAL COMPUTERS

HP Omni Book                                         [**AE**]           [**A
Notebook                                        Loveland, Colorado      E**]
Computers                                         (Mountain Time)

HP Pavilion PC                                       [**AE**]           [**A
                                                   Boise, Idaho         E**]
                                                 (Mountain Time)

HP Business            -   Vectra                    [**AE**]           [**A
Desktop PCs            -   Brio                 Loveland, Colorado      E**]
                       -   Kayak                  (Mountain Time)

HP Palmtop PCs       Jornada                         [**AE**]           [**A
                                                 Loveland, Colorado     E**]
                                                  (Mountain Time)

                                                                         Toll
                       Description of          Phone Number/Call         Free
Subject/Product        Products                Center Location           (Y/N)    Notes
---------------        --------------          ---------------           -----    --------------------------
HP Servers             HP NetServers               [**AE**]              [**A
                                               Loveland, Colorado         E**]
                                               (Mountain Time)

                                            NETWORKING PRODUCTS

HP Networking          -   AdvanceStack            [**AE**]              [**A
Products                   switches, hubs,     Loveland, Colorado         E**]
                           and networking        (Mountain Time)
                           cards
                       -   ProCurve switches
                           and hubs


Subject 10: Reseller Transfer

Transfers to a reseller locator or matching system will be based on the following:

SITUATION A:  CUSTOMER REQUESTS A RESELLER.
           - Customer is transferred to the MCI reseller locator.

SITUATION B: CUSTOMER STATES DURING THE ORDER THAT THEY NEED SERVICE OR
             CONSULTING

          (i) The TSR will ascertain if the customer still wants to purchase the hardware from the business store.

          (ii) For reseller services, the customer is transferred to the MCI reseller locator.



SITUATION C: CUSTOMER STATES THAT HIS/HER COMPANY HAS A DISCOUNT WITH HP

          - The TSR will inform the customer that discounts do not apply through the store. HP recommends that the customer see their procurement manager to find out the appropriate process for purchasing products under a discount.

SITUATION D:  CUSTOMER REQUESTS A RETAILER

          - The rep will inform the customer that the Business Store does not handle consumer products. Customer is transferred to the MCI reseller locator.

SITUATION  E: CUSTOMER REQUESTS A CONSUMER PRODUCT (NOT IN THE HP BUSINESS
              STORE)

          - The rep will inform the customer that the Business Store does not handle consumer products. Customer is transferred to the MCI reseller locator.

SITUATION  F: CUSTOMER REQUESTS EDUCATIONAL OR GOVERNMENT PROGRAMS

          -    [**AF**]. Customer is transferred to the MCI reseller locator.

SITUATION  G: RESELLER CALLS IN AND COMPLAINS THAT END-USER BOUGHT DIRECT AFTER
           RESELLER PRE-SOLD

          - TSR forwards the call to the Boise Reseller Support Line 1-800-544-9976

SITUATION  H: RESELLER CALLS IN AND WHAT TO KNOW WHO THE NAME OF THEIR HP SALES
           REP

          - TSR will refer the reseller to the HP reseller support line (800) 544-9976 (BOISE RESELLER SUPPORT)

SITUATION  I: RESELLER CALLS IN AND IS ANGRY IN GENERAL THAT HP SELLING DIRECT

          -    Sales rep will refer the reseller to the HP reseller support line
               (800)-544-9976

FOR ALL OTHER SITUATIONS, THE TSR WILL ESCALATE THE CALL TO THEIR SALES MANAGER.

PART B.  QUESTIONS AND SCRIPTED RESPONSES

          1.   WHO ARE YOU?

               We are an HP sales center.

          2.   WHERE ARE YOU?

               HP has multiple sales centers in Texas, Colorado, California and Arizona. We are located in Phoenix.

          3.   [**AG**]

          4.   CAN YOU SHIP PRODUCT OUTSIDE OF THE U.S.?

               [**AH**].

          5.   I PURCHASE FROM YOU, CAN I SHIP IT OUTSIDE OF THE U.S.?

               I'm sorry but some HP products are subject to Export Control restrictions, therefore we will not sell product to you if you plan to ship it outside of the U.S.

          6. I CANNOT FIND PRODUCT IN YOUR BUSINESS STORE SITE, CAN I STILL GET IT BY PHONE?

               We carry most HP commercial products. I would be happy to check the database. If its not a product that we carry, I will forward you to a reseller locator. The reseller will be able to source whatever products you need.

          7.   CAN YOU FAX OR MAIL ME DATASHEETS FOR A SPECIFIC PRODUCTS?

               We can send you are latest catalog, and I can answer any specifications questions you might have. For specific datasheets we recommend you see our website. You can also get information from our fax on demand system at:

                      FAX on Demand
                      Pre-sales (800) 231-9300
                      Post sales (800) 333-1917.

          8.   WHO HAS THE BEST PRICE, HP BUSINESS STORE OR OTHER RESELLERS?

               We believe that we have competitive prices. If you need the services of a reseller, then I can transfer you to a locator service.

          9.   WILL MY NAME AND ADDRESS BE PROVIDED TO OUTSIDE COMPANIES?

               No, HP keeps your name and address internal and private. [**AI**]

          10. WILL I REALLY BE BUYING DIRECTLY FROM HP OR IS THERE SOME 3RD PARTY INVOLVED?

               We are a sales center managed by HP. Although product ships from various distribution centers, your business will be transacted directly with HP.

          11. I BOUGHT THIS PRODUCT TWO WEEKS AGO, AND I NOTICED THAT YOU NOW HAVE IT ON SALE AT A LOWER PRICE. CAN I GET THAT PRICE?

               [**AJ**]

          12.  CAN YOU GIVE ME THE FEDEX TRACKING NUMBER FOR MY ORDER?

               I'm sorry, but for fraud prevention reasons we cannot provide that number. However, I can take your order number and get the status for you right away. We also provide tracking information on our website.

          13.  CAN I GET AN EDUCATIONAL/GOVERNMENT DISCOUNT?

               The Business Store can sell to tax-exempt organizations. [**AK**]

                 ATTACHMENT 4.21: DISTRIBUTOR SELECTION PROCESS



     [Flow chart containing six levels. The first level has a centered rectangular box with "Customer places order" written inside. From that box is an arrow pointing to a diamond-shaped figure immediately below on the second level with "Printer and PC?" written inside; an arrow extends from the right of that diamond-shaped figure to another diamond- shaped figure on the second level with the words "PC Only" written inside. An arrow, labelled "No," extends from the left of the diamond-shaped figure labeled "Printer and PC?" to a diamond-shaped figure on the third level with "Printer Only?" written inside. An arrow, labeled "No," extends from the right of the diamond-shaped figure labeled "PC Only?" to another diamond-shaped figure on the third level with the words "[**AK1**] has both items?" written inside. Another arrow, labelled "Yes," extends from the bottom of the diamond figure labelled "PC Only?" to a rectangular figure on the right side of the fifth level which has double lines on its left and right borders and has the words "Order to [**AK1**]" written on the inside. An arrow extends from the diamond-shaped figure labeled "Printer Only?" to a diamond-shaped figure on the fourth level with the words "[**AK1**] has stock?" written on the inside and two arrows extend from this diamond-shaped figure, one from the left side, labelled "Yes" extends to a rectangle on the left side of the fifth level having double lines for borders on the left and right sides and the words "Order to [**AK1**]" written inside, and the second, labelled "No" extends from the right side to another diamond-shaped figure on the fourth level with the words "[**AK1**] has stock?" written inside. Two arrows extend from the diamond-shaped figure on the right on the fourth level labelled "[**AK1**] has stock?" one, labelled "No," extends to the rectangle labelled "Order to [**AK1**]" on the left side of the fifth level and the second, labelled "Yes" extends to the rectangle labelled "Order to [**AK1**]" on the right side of the fifth level. Two arrows extend from the diamond-shaped figure labeled "[**AK1**] has both items?", one, labelled "Yes" extends to the rectangle on the right side of the fifth level labelled "Order to [**AK1**]", and the second, labelled "No," extends to a rectangle on the sixth level having double lines on its left and right borders and having the words "Split Order - PC to [**AK1**] - Printer to [**AK1**]."]

                                Attachment 4.31:
                               HP Returns Policies

A.   Summary of Returns Policies


Product       Type of         Policy                 Customer           [**44**]
              Return                                 returns to:
-----------   -------------   ----------------     -------------       ---------
Printers      DOA/            [**44**]               [**44**]           [**44**]
              Defective

Printers      Customer        [**44**]               [**44**]           [**44**]
              Satisfaction
              / Remorse

PCs           DOA/            [**44**]               [**44**]           [**44**]
              Defective

PCs           Customer        [**44**]               [**44**]           [**44**]
              Satisfaction
              / Remorse

Individual    DOA/            [**44**]               [**44**]           [**44**]
Storage       Defective
Products

Individual    Customer        [**44**]               [**44**]           [**44**]
Storage       Satisfaction
Products      / Remorse

Support       TBD
Packs


B.   Permissible Returns Periods:


     1. Notebooks, Desktops, Servers and Monitors: Customers may return these within [**45**] of shipment from Service Provider.

     2. Printers/Storage: Customers may return these products within [**45**] of shipment from Service Provider.

     3. RMA Numbers: DAC will utilize an RMA numbering system that includes a description of the reason for a return. RMA numbers are only good for [**45**] from time of issuance.

     4. Customer Remorse/Satisfaction: For ALL products HP will allow the customer to return the product within [**45**] of placing the order. This is only managed by the customer calling in. If the return is for remorse, the customer covers the return freight charge and is liable for risk of loss or damage of the product until it is accepted by HP. DAC will charge a [**45**] fee on PC products. Returns shipping charges are non-refundable. Product must contain all original items and packaging. No returns of opened toner or inkjet cartridges will be allowed. Printers with toner cartridges installed will not be accepted.

     5. Defective and DOA Products. Defective products may be returned within the stated timeframes from invoice date. Product will be replaced or exchanged. Credit will not be given except at the approval of the Sales Manager or HP representative. HP will pay for return shipment of defective or DOA products. DCAs must be returned with the original packaging and materials.

     6. Inspection. DAC will receive only products with approved RMA #s. Products returned without RMA #s will not be accepted. In inspecting products, DAC will follow the procedures set out below:



Product            Inspection Procedures                                        Comments
Personal           Upon receipt DAC will:
Computers:         -   Physically inspect the products.
                   -   Verify that RMA was issued within past 10 days
                   -   Boot up PC, verify that the Windows registration or
                       desktop screen is displayed.
                   -   Check via HP-supplied software that all components
                       are installed.
                   -   Verify that software packages are unopened.
                   -   Verify that all packaging, manuals and other
                       materials are included (HP will provide Bill of
                       Materials).

Printers:          Upon receipt, DAC will:
                   -   Verify that RMA was issued within past 10 days.
                   -   Power up the printer.
                   -   Print a test page.
                   -   Verify that "throw-in" software packages, provided
                       with product are unopened, except for printer driver
                       software provided with HP printers.
                   -   Verify that all components are installed (check
                       against original order)
                   -   Verify that all packaging, manuals and other
                       materials are included (HP will provide Bill of
                       Materials).

     7.   Post-inspection procedures:

     a.   Printers: (Product received under DOA conditions)

          1) RMA personnel checks off that all components and materials are included or missing

          2)   RMA personnel sends component checklist to customer service

          3) RMA personnel authorizes exchange if no major components are missing (see checklist)

          4) If major components are missing, rep will call the customer and inform them that credit card is charged for any missing, pre-installed components.

          5)   DAC authorizes a credit and a re-buy to manage the exchange

          6) Product is returned to HP or HP-designated supplier within [**46**] of receipt of RMA# from HP or HP-designated supplier.

     For a monitor we will accept a return of the base and exchange. If the customer has bought a second unit, and its NOT DOA, we will charge for missing items. [**AL**].

     Product is working (No Problem Found)

          1) RMA personnel checks off that all components and materials are included or missing

          2) RMA personnel sends component checklist (or updates MAX) to customer service with No-Problem-Found indicated

          3) Customer service or sales rep calls customer and informs them that the product was not DOA.

          4)   Customer is charged re-stocking fee and freight.

          7) Product is returned to HP or HP-designated supplier within [**47**] of receipt of RMA# from HP or HP-designated supplier.

     POST INSPECTION (Product received under customer remorse/satisfaction conditions)

          1)   RMA personnel verifies that product is working.

          2) RMA manager sends inspection notice to customer service (or posts in MAX).

          3) Customer service reduces credit for any missing components and applicable restocking fees.

          4)   Credit is authorized to end-user account/credit card

          5) Product is returned to HP or HP-Designated supplier within [**48**] of receipt of RMA# from HP or HP-designated supplier

        EXAMPLE INSPECTION CHECKLIST

        Component                   Present                [**AM**]
        PC Base                     Yes       No           [**49**]
        Printer                     Yes       No           [**49**]
        Installed Components        Yes       No           [**49**]
           - Hard Drive
           - RAM
           - LAN card
           - Media
           - Toner
           - Keyboard
           - Mouse

        Manual                      Yes       No           [**49**]
        Cables                      Yes       No           [**49**]
        Packaging                   Yes       No           [**49**]

        DAC will ship returned items via the carrier express program.

        Refunds:
        Refunds will be provided only to the account or credit card by which the original order was placed. Customers may not get cash refunds. Credit will only be issued to original credit card. Refunds are only provided after receipt and inspection at the DAC facility.

        Warranty:
        Standard HP warranties will be offered to customers.

        Rejected Shipments
        If DAC receives a rejected shipment it will be returned to HP or HP's designated return facility within [**50**].

                                HP RETURNS SCRIPT

     CUSTOMER: "I'd like to return my computer."

     TSR: "Do you have an order number I can refer to?" (TSR can also use customer phone number, name, business name, etc ... )

     TSR: "So I can make note, may I ask why are you requesting to return your product?"

     CUSTOMER: "I just got it yesterday and it doesn't work." [ARROW pointing to right] DOA SCRIPT

               "It's not what I expected, I don't like it." [ARROW pointing to right] CUSTOMER REMORSE SCRIPT

               "It was working now it's not." [ARROW pointing to right] TECH
                SUPPORT SCRIPT

                                 D.O.A. Script:

     I. TSR will be sure that order falls with in the [**51**] timeframe.

     II. "Does the product turn on? Are the power and other cables properly connected?"

     YES [ARROW pointing to right] (TECH SUPPORT) Lets do everything we can to get you up and running today. If you call XXX-XXX-XXXX our technical support group can help you.

     NO  [ARROW pointing to right]

     I. Rep informs customer that all original packaging and materials must be included, and unsealed cartridges cannot be returned.

     II. Rep informs customer that product will be inspected to verify it is DOA. If it is found to be in proper working condition, an exchange will be authorized.

     III. If the customer desires, they can purchase an new unit on a new order, and have the product shipped out while the return is being processed. The customer will NOT be credited on the original unit until it is received and inspected.

     IV. Rep issues an RMA number and explains FEDEX return process. Rep will prompt to replace the product with a new one. If customer rejects this, we will credit their account. TSR Informs the customer that exchange unit will ship (or refund occur) when their DOA system arrives in our returns dept.

                            CUSTOMER REMORSE SCRIPT:

     I.   TSR will be sure the order falls within the [**52**] timeframe.

     II.  TSR will then let customer know that per policy:

               - Customers will be charged at [**52**] fee for return of PC products (desktops, workstations, notebooks, servers).

               -    [**52**] .

               -    [**52**] .

               -    HP reserves the right refuse a return if there is [**52**]

               - Customer is responsible for [**52**] charges back to our returns department and is fully responsible for the product until it arrives.

               - Product must be returned in original packaging with all materials. Incomplete returns will not be accepted.

               - TSR must strongly SUGGEST that customer returning products use an insured, traceable means of shipping (FEDEX) for this reason. Customer will be credited by the same means in which they purchased and not until product is returned.

                              TECH SUPPORT SCRIPT:

        TSR will verify that order falls within the [**53**] timeframe. TSR will then give the customer the number for post sales tech support for their specific product If Tech Support is unable to help customer and order is within the above-mentioned timeframe, we will process an exchange RMA and get customer a new product when defective product is returned. If order falls outside of the timeframe, the customer's only option is tech support. (escalations will be handled by a manager).

        NOTE: Returns will be initially handled by the TSR who owns the order and assisted, if necessary, by customer service. The reason being that the TSR may be able to save an order having ownership and knowledge of customer account.

                      ATTACHMENT 4.41.7.4: LEASING PROCESS

[**AN**]

                                    EXHIBIT B
                             MONTHLY ALLOCATED FEES


1.      Non-dedicated Program Management Personnel:


        1.1    Operations
               1.1.1    Vice President of Operations             [**56**]
               1.1.2    Administrative Staff                     [**56**]
                                                                 [**56**]

        1.2    Product management
               1.2.1    Purchasing Manager                       [**56**]
               1.2.2    Administrative Staff                     [**56**]
                                                                 [**56**]

        1.3    Distribution (Returns Mgmt)
               1.3.1    Distribution Manager                     [**56**]
                                                                 [**56**]

        1.4    Accounting
               1.4.1    Controller                               [**56**]
                                                                 [**56**]

        1.5    Human Resources
               1.5.1    Human Resource Specialist                [**56**]
               1.5.2    Trainer                                  [**56**]
                                                                 [**56**]

        1.6    Security                                          [**56**]
               --------

        1.7    Information Technology
               1.7.1    Director IT                              [**56**]
               1.7.2    Manager IT                               [**56**]
               1.7.3    Web Manager                              [**56**]
               1.7.4    Manager IS                               [**56**]
               1.7.5    IT Technical Specialist                  [**56**]
               1.7.6    IS Programer                             [**56**]
                                                                 [**56**]

        1.8    General and Administrative
               1.8.1    COO                                      [**56**]
               1.8.2    Administrative Staff                     [**56**]
                                                                 [**56**]

        1.9    Facility Administration
               1.9.1    Facility Administrator                   [**56**]
               1.9.2    Receptionist                             [**56**]
                                                                 [**56**]

2.      Expense for sales/administrative and distribution facility space:

        2.1    Sales/Administrative (20 Employees)               [**57**]
        2.2    Distribution (1,500 sq. ft.)                      [**57**]

3.      Monthly depreciation for capital equipment:

        3.1    Not applicable at program start-up

4.      DAC affiliate allocated costs:

        4.1    IEI Human Resources                               [**58**]
        4.2    IEI Legal                                         [**58**]
        4.3    IEI Information systems                           [**58**]
        4.4    IEI General Administrative                        [**58**]

                                    EXHIBIT C
                                 PROGRAM METRICS


The following are potential metrics for the program depending on program requirements. Program metrics identified with an "*" are the responsibility of Program Suppliers other than DAC:


       Department/          Metric                   Goal                              Measurement System
       Function
1.     Sales                Abandon rate             [**59**]of inbound calls          Meridian system as reported in Access daily
                                                                                       sales report
2.     Sales                Average hold time        [**59**] seconds                  Meridian system as reported in Access daily
                                                                                       sales report
3.     Sales                Close ratio              [**59**] of sales related calls   Per Access database sales report
4.     Sales                Line items per order     [**59**] lines per order          OE-05-55
5.     Sales                Outbound calls per day   [**59**] calls per day            Meridian System as reported in Access daily
                                                                                       sales report
6.     Sales                Inbound time available   [**59**] hours per day            Meridian System as reported in Access daily
                                                                                       sales report
7.     Customer service     Abandon rate             [**59**] of inbound calls         Meridian System as reported in Access daily
                                                                                       sales report
8.     Customer service     Average hold time        [**59**] seconds                  Meridian System as reported in Access daily
                                                                                       sales report
9.     Distribution*        Peripheral same day      [**59**] of all credit approved   OE-02-49 (Peripheral packing slip print
                            ship %                   in-stock orders                   selection)

       Department/          Metric                   Goal                              Measurement System
       Function
10.    Distribution*        Inventory accuracy       [**59**] accuracy to inventory    Per cycle count and physical inventory
                                                     dollars                           adjustments
11.    Distribution*        Shipment accuracy        [**59**] accuracy in line item    OE-25-28
                                                     shipment
12.    Distribution*        Shipping performance     [**59**] of all orders shipped    OE-02-49
                                                     within [**59**] hours
13.    Distribution*        Quality assurance        [**59**] audit pass               As reported by DAC quality personnel
14.    Distribution*        Shipping performance     [**59**] of all orders shipped    OE-02-19
                                                     within [**59**] hours
15.    Credit               Credit card cycle line   Non-automated CC -[**59**]        OE-25-12 (Credit card selection)
                                                     within [**59**] hours
16.    Credit               Terms orders cycle       [**59**] within [**59**] hours    OE-25-12 (Credit selection)
                            time
17.    Credit               DAC leasing order        [**59**] of applications          Per DAC Credit reporting
                            cycle time               submitted within [**59**] hours
18.    Accounting           Invoice generation       [**59**] of customer invoice      Per MAX order processing record
                                                     mailed within [**59**] hours
19.    General              CQSD                     [**59**] to Original CQSD         OE-25-10

                                    EXHIBIT D
                            PROGRAM REQUISITION FORM

                                 (See Attached)

        HP Program

                         By Direct Alliance Corporation

                               Program Requisition


Direct Alliance is responsible for submitting a Program Requisition to HP based on HP Program requirements. HP is responsible for approving or denying all program requisitions on a timely basis. The "Approvals" section of this form should be completed by authorized HP personnel and the form should be returned to Direct Alliance Corporation, Accounting Department, 1912 West 4th Street, Tempe, Arizona 85281, Attn: Cricket Averett. (Facsimiles may be sent to 602-902-1004).


Date of Request:  3-29-99


Requesting Manager:  Art Apostol, Director of Marketing


Amount of Request:  $[**60**]


Explanation of Request:

Mailing list acquisition costs for July 1999 HP catalog. Please refer to DAC invoice #800035.


Approvals:

Dir/VP/SrVP:   /s/                                   Date:      /29/99

COO: ______________________________________________  Date: _________________

HP CORPORATION:

Approved: ________________________________ Date: ________________________

Denied: __________________________________________________

                                    EXHIBIT E
                            PROGRAM REQUISITION FORM

                                 (See Attached)

                                   HP Program
                         By Direct Alliance Corporation

                              PERSONNEL REQUISITION

Direct Alliance is responsible for initiating and submitting personnel requests to HP based on Program requirements. HP is responsible for approving or disapproving all personnel requisitions that are additions to staff. The "Approvals" section should be completed by authorized HP personnel and the form should be returned to Direct Alliance Corporation, HR Dept. 1912 West 4th Street, Tempe, Arizona 85281, Attn: Claire Evangelista. (Facsimiles may be sent to 602-902-5905.)

Date Required:   6/1/99        Dept:   Accounting        Recruiting Sup/Mgr:   Darren Skarecky

Position Title:    Credit Manager                    Number of Positions:   1

Duties/Responsibilities: Responsible for managing all HP financial services. This includes compliance with program policy regarding terms, credit cards and collections. This also includes following specific guidelines for determining credit limits with authority up to $50,000. High volume position requiring the management of five to ten employees.

POSITION STATUS:

Reason for Hire:      Addition               Reason: New Program

                      Replacement           For: _________________

Employment Status:    Full Time XXX   Part Time __________ Temporary __________

                      Hourly ______________  Coefficient ____________ Exempt XXX


Pay Period:    Bi-weekly  ______________ Semi-Monthly XXX

Pay Structure: $ [**61**]/year to [**61**]/year , Commission/Bonus Plan $ /Potential/Month

Work Hours/Shift:   M-F: 8 - 5 , Sat: - , Sun: - ,  Other: ________________

POSITION REQUIREMENTS:

Basic Skills:  Data Entry X   Ten key     Typing Speed: __________    Phone Skills      Physical Req's

Software Skills: MS Word X    Excel X     Lotus X        PowerPoint   Access            Other:

Education:       High School  Associate Degree           Bachelor's Degree X

Previous Experience/# Years: Prefer four years experience in credit order processing and in establishing and reviewing credit limits with some experience in collections and credit cards.

Special Knowledge/Skills/Training: Knowledge of credit rating systems including Dun and Bradstreet.


APPROVALS:

Dir/VP: /s/                                      Date: 4/22/99

COO: __________________________________________  Date: _______________________

HR: ___________________________________________  Date: _______________________

HP:
         Approved: /s/                             Date:   5/11/99
         [ ] Denied: ___________________________   Date: ____________________

                                   EXHIBIT "F"

                              FINANCE REQUIREMENTS


DAC Responsibilities:

1. DAC will make all payables to the Service Providers on behalf of HP. HP will provide in writing the Service Providers whom DAC can pay.

2.      DAC will manage all receivables for the program on behalf of HP.

3. HP will determine the specific accounts and maximum amounts that DAC can pay on HP's behalf. DAC will do the following in the management of HP's payables and receivables:

        (a) Halt payment to any account immediately upon request from an HP Authorized Signer.

        (b) Notify HP immediately of any discrepancies in billings or collections from HP customers or suppliers.

4. DAC can authorize returns up to [**62**] per occurrence. Any return over this amount requires the approval of an HP Authorized Signer.

Taxation:

DAC will charge sales tax in all in those jurisdictions which tax sales, as directed by HP.

Credit/Collections:

DAC will administer all credit and collections subject to credit policies provided by HP. HP reserves the right to modify its policies at will.

Approved Credit Cards:

MasterCard, Visa, American Express, and Discover.

Credit Card Processing:

First of Omaha Bank will be used as of the Effective Date to process credit cards. Check clearing will be conducted as of the Effective Date through the First Omaha Scan system.

Purchase Orders:

Customers wanting to use a purchase order will apply for credit through DAC's credit approval process.

- DAC will take the appropriate customer information per HP's credit requirements

-       DAC credit processors will verify customer credit

-       HP will assign a dollar credit limit policy

-       If customer meets HP criteria, terms of [**62**] days will be provided

-       DAC will invoice the customer upon shipment

- DAC will not accept a PO for which a credit application has not been submitted by the customer and approved per HP policies

- DAC will not accept a PO on which the customer has written in any changes to the HP terms and conditions

Credit Card Invoicing:

Credit card customers will be sent an invoice as proof of purchase.

Prepayment:

If a customer wants, they may mail a check in to DAC and pre-pay for orders. Shipments will be authorized once the check has been cleared.

Customer Credit Information:

Customer credit card data will never be sent by e-mail to anyone.

Processes:

Price Verification: DAC will check once per week that prices from the Service Providers are the same as those on the HP Reseller America Website. DAC will immediately inform HP of any discrepancies.

DAC WILL PROVIDE TO HP EACH MONTH THE FINANCIAL REPORTS AS LISTED IN EXHIBIT
"G".

                                   EXHIBIT "G"

                      SUMMARY REPORT REQUIREMENTS DOCUMENT


Sales
1.      Sales by product and Product line will be provided each day to HP
2.      Returns will be provided weekly
3.      Average order size
4.      # SKUs per order
5.      Status of Daily backorders
6. Other reports including average number of SKUs per order, number of quotes generated per day, number of quotes closed

Call Information
1.      Abandon rate
2.      Average hold time
3.      Close ratio
4.      Talk time
5.      Line items per order
6.      Time logged on
7.      % accounts profiled

Distribution
1.      Same day ship %
2.      Returned goods Inventory accuracy
3.      Shipment accuracy
4.      CQSD ratings
5.      Returns cycle time
6.      48 hour ship %
7.      System quality rating of Service Providers
8.      Returns cycle time

Credit
1.      Credit card cycle time
2.      Terms (purchase order) cycle time
3.      Leasing order cycle time

Web
1.      DAC will provide daily reporting as to web orders
2.      HPCC will provide daily reporting as to web hits, trends, etc.
3.      DAC will provide reporting in Downtime Events (as defined in Agreement)

Financial Reports
1.      Sales by product category
2.      Product costs from distributors by category
3.      Variable costs (e.g., telephone, headcount, VAN charges, etc.)
4.      Allocated Fees
5.      Tax-30 Report
6.      Accounts Payable, Accounts Receivable by Month
7.      Bad Debt
8.      Freight costs and revenues
9.      Credit card processing costs

Other reports as may be mutually agreed upon by HP and DAC.

                                   EXHIBIT "H"

                             PROGRAM BUSINESS RULES


                               I. TELESALES RULES

Phone Answer:

The phone will be answered "Thank you for calling the HP Business Store, this is ____"

Credit Card Verification:
The MAX system will automatically verify credit cards for fraud before the order is accepted. Under standard credit card rules, DAC will allow Visa and MasterCard order to have a different ship to address than the billing address. American Express orders must have the same ship to and billing addresses or written (e-mail or fax) authorization from American Express when addresses are not the same. DAC reps will receive standard DAC training to handle situations in which the customers credit is rejected or the rep has reason to believe that the caller is engaging in fraudulent activities.

Sales Tax:
Under the agency model, applicable sales tax will be calculated by DAC using TaxWare software integrated into MAX.

Quotes:
Telesales reps will be able to provide quotes to customers. Those quotes will be good for [**63**] within the MAX system. Quotes are not stored on the website.

Hours of Operation:
The Website will operate [**64**]. Uptime requirements are provided in the Agreement, subsection ______. It will be brought down only for maintenance or upgrades which will occur as provided in Agreement, subsection ______. During the first 3 months of operations, the phone will be answered from [**64**]. During evenings and weekends, callers will hear a message asking them to either go to the website, or leave a phone number for a callback. As call volume increases over time, additional reps can be added for evening or weekend operations.

# Rings:
DAC phone systems should pick up within [**65**].

On-Hold Scenarios:
At HP's request and upon notice to DAC, during periods when a customer is on hold (e.g. rep is checking on a special with manager), the customer will hear a message talking about specials of the week.

Telephone Extensions/E-mail address for reps:

Reps will have individual telephone extensions and e-mail addresses that will be provided to customers. TSRs will have e-mail address with @hpbstore.com at the end.

Team Structure:
No more than [**AO**] Outbound Manager and not more than [**AP**] per Inbound manager.

Prompting for Upsell:
Reps will be trained to prompt for the following with each sale:

        - Upsell to next appropriate product (especially when desired product is not available)
        -      Accessories/supplies that go with the product
        -      Leasing (primarily for orders over [**66**])
        -      Product Support packs
        -      Cross-sell (e.g. printer with PC, PC with printer)

Prompting for Reseller Services:
The HP Business Store will not sell services at launch. In order to reduce channel conflict, reps will suggest reseller services if they encounter the following types of situations:

- The rep has an intimate knowledge of the customer and knows that services are typically needed with product sold.

-       The customer places an order for a server or very large number [**66A**]
        PCs.

- The customer places an order for a High Touch LaserJet 8500 printer product.

THE REPS WILL STILL TAKE THE PRODUCT ORDERS FROM THE CUSTOMER.

If the customer wants non-HP services, the rep will forward the customer to the MCI call center.

[**67**]

Multiple Credit Card Orders:
Customers may NOT place a single order and charge it to multiple credit cards.

Product Information:
Customers calling in for product information will have their questions answered by the inbound sales reps. The rep will make every effort to sell the individual on the products. If they would like to instead receive a catalog, the rep will enter their information into the database and a literature pack will be mailed.

Government Orders:
Government customers must send in purchase orders on valid government letterhead. Government credit will be applied per Business Store credit policies. [**AQ**].

Security/ Privacy Concern:
If a customer is concerned about entering their credit card on the web, they can enter a quote and call the TSR. The TSR will pull the quote into MAX and take the credit card number over the phone.

Reps will ask the customer if they want to be contacted regarding upcoming promotions either by e-mail, phone or regular mail.

Tech Support:
If a customer calls in for a technical support call the customer will be provided the appropriate support number to call.

Tracked Database Codes:
The following line items are tracked per customer within the DAC database at launch.

Business Profile:

1       Company name                        6      City
2       Department                          7      State
3       AP Contact; fname                   8      Zip
        AP Contact, Middle                  9      AP Position
        AP Contact, Lname                   10     Active/Inactive flag
        AP Contact, Title                   11     Bill to phone
4       Address                             12     Alternate phone
5       Address                             13     Fax phone
                                            14     Sales #
                                            15     Fraud flag
                                            16     VPA (Valumen Purchase Agreement)
                                            17     Last Contact date
                                            18     Last Sales date
                                            19     Create date
                                            20     Original source code
                                                   Last source code
                                            21     System type
                                            22     Fax broadcast y/n
                                            23     Auto catalog y/n
                                            24     Don't call me y/n
                                            25     Sell name y/n
                                            26     DAC company
                                            27     Network y/n
                                            28     # of PC's All Sites
                                            29     Annual budget
                                            30     Annual sales
                                            31     # Employees all sites
                                            32     SIC code (we're finalizing what level of
                                                   detail and how many to include)
                                            33     SIC Abbreviation
                                            34     Preferred brand
                                            35     Plan to buy months
                                            36     Profile date

                                            37     Catalog sent
                                            38     Ship complete
                                            39     ABI Ult #

                                   EXHIBIT "J"

                              HP AUTHORIZED SIGNERS


[**AR**]

                                   EXHIBIT "K"

                              DAC QUOTE FOR CATALOG

DIRECT ALLIANCE CORPORATION

1912 W 4th Street                                                  INVOICE
Tempe, AZ 85281                                                     800034

Telephone: 602-902-5900
Fax: 602-902-1008


SOLD TO                                                   SHIP TO
Hewlett-Packard Company                                Hewlett-Packard Company
5301 Stevens Creek Boulevard                           5301 Stevens Creek Boulevard
PO Box 58059, MS 52UVL                                 PO Box 58059, MS 52UVL
Santa Clara, California 95052-8059                     Santa Clara, California 95052-8059
Attn: Sandy Torres                                     Attn: Sandy Torres

    ACCOUNT #             CUSTOMER PHONE #             PAYMENT TERMS        REFERENCE #           ORDER #
                           (408) 345-8831                  NET 30             [**AS**]

   PURCHASE ORDER #        SALES REPRESENTATIVE'S INTERNET ADDRESS       SHIP
      02B06744                 aapostol@directalliance.com

       SALES REPRESENTATIVE              SALES DIRECT 2000          TECHNICAL SUPPORT #        INVOICE DATE
             [**AS**]                        [**AS**]                       --                   03/29/99

   QTY      P/O    SHIPPED      PRODUCT CODE            PRODUCT DESCRIPTION             UNIT COST        TOTAL
                                              INVOICE TO COMPLETE
                                           HEWLETT PACKARD CATALOG #1

                                                Hewlett Packard Catalog [**AS**]
                                                xcopies, 32 pages.
  1                  1      6511-HPD            Design, Production                     $[**AS**]
                                                                                                     $[**AS**]
  1                  1      6521-HPD            Print, Paper, Project                  $[**AS**]
                                                management, Misc Freight                             $[**AS**]

  1                  1      6441-HPD            Database/List processing               $[**AS**]
                                                fees* @ [**AS**] mailing                             $[**AS**]

  1                  1      6531-HPD            Postage est. @ [**AS**]                $[**AS**]
                                                units                                                $[**AS**]

  1                  1      6521-HPD            Additional Freight/                    $[**AS**]
                                                circulation/overage
                                                allowance                                            $[**AS**]

                                                *Please note: any requested outside list
                                                purchases will be additional and are not
                                                included in the above.

    MERCHANDISE        SALES TAX     SHIP/HANDLING      MISC        TOTAL       AMOUNT PAID       BALANCE DUE
      [**AS**]           0.00            0.00           0.00      [**AS**]         0.00            $[**AS**]

                                   EXHIBIT "L"

                           HP TRADEMARK USE GUIDELINES

                     Exhibit L: HP Trademark Use Guidelines



























              HP-DAC Program Services Agreement, Exhibit L, Page 1

[Cover page with "HP," "Corporate Identity," and "Trademark Standards" near the top. In the middle of the page is a graphic containing a larger letter "R" a part of a circle. Written vertically in large font from the bottom of the page to the top of the graphic is "trademark standards"]

                    TRADEMARK                Letter from the
                    STANDARDS                President

Managing HP's company identity is critical to the long-term growth and success of our business. I am consistently reminded of how valuable our identity is when talking with new customers, employees, investors and the general public. They admire our company for its innovative spirit and technological leadership, our financial stability, and commitment to economic, educational and social contributions in the areas of the world in which we operate.

Our audiences may see variety in Hewlett-Packard's products and service, but they should also see consistency in HP's identity. Our identity, the collective shared values and attributes found at HP, should be reflected in all contacts with our various audiences. We accomplish this objective by bringing together standards and policies that promote and protect a consistent company identity.

I have asked Corporate Brand Management and Communications, in conjunction with HP Legal, and Corporate Real Estate to bring together these standards and policies for trademarks and service marks to ensure we present an integrated and consistent brand identity worldwide.

The success of this effort depends upon the ownership of its goals and values by every HP employee. So I ask each of you to read and enthusiastically support these standards. We can continue to provide a strong foundation for all our future endeavors by effectively managing HP's brand identity.



                                       /s/ Lew Platt
                                       -----------------------------------------
                                       Lew Platt
                                       President and
                                       Chief Executive Officer

                      TRADEMARK        1      Introduction and System Objectives
                      STANDARDS

INTRODUCTION

The following information and visual examples demonstrate the proper use of the Hewlett-Packard company logotype, Expanding Possibilities signature, and other HP trademarks.

Specifications are provided for company logotype, color palette, marketing-program insignias, joint-venture logotypes, product names, product numbers, the use of trademarks and service marks on non-HP products, new graphic symbols, company trade names, company brand names, and company initials.

At the end of these standards, you will find a list of organizations available for consulting and their phone numbers. A glossary of terms is also included.

These standards replace Hewlett-Packard Corporate Identity Trademarks Standards (publication number 5091-7523E May 1993), and supersede all other previously documented trademark guidelines.

OBJECTIVES

1. To present a well-articulated, consistent, and legally-protected corporate identity worldwide.

2. To lay the foundation for recognition of and preference for the HP brand among customers, employees, vendors, investors, and the general public.

               TRADEMARK                      2           Company HP Signature
               STANDARDS

COMPANY LOGOTYPE FORMAT

The company logotype is the unique combination of the HP symbol positioned to the left of the stacked words Hewlett and Packard in HP typography. The elements of the company logotype are registered trademarks and service marks. This is identified by the registration symbol following the HP logotype.

The HP symbol consists of the italic lowercase letters "hp" in an open circle within a round cornered rectangle. The HP symbol is registered in most countries as a trademark and/or service mark.

The company logotype is much like a legal signature on a formal document; it is not a design element. It authenticates a product or document as being officially from HP. The company logotype is designed to stand alone. It should be displayed in accordance with these standards, as well as the defined standards for communication materials, products and facilities.

[Hewlett-Packard company logotype enclosed in a rectangle. Along the left side of the rectangle written vertically from bottom to top is "1/2x," "x," and "1/2x" where x is shown to equal the height of the rounded cornered rectangle of the HP symbol. Along the bottom is written, from left to right, "1/2x," "x" and "1/2x" where x is shown to equal the length of the round cornered rectangle of the HP symbol.]

-- The HP logotype must be surrounded by a minimum of open space as indicated in this example.

     Elements of the HP logotype should not be used independently.

     The registration symbol is not required on product labels or signage.

The company logotype should be used only in the form and for the types of applications specified by Corporate Brand Management and Communications, in conjunction with existing specifications for industrial design, real estate and the HP Legal department.

REPRODUCING THE LOGOTYPE

The company logotype should be reproduced only from the masters that originate in Corporate. To obtain approved electronic logotype files, go to http://brand-com.corp.hp.com (internal HP access only). The company logotype should not be changed into another alphabet or character set, for example Arabic or Chinese, without review and approval by Corporate Brand Management and Communications, HP Legal, and Executive Management staff. To initiate a review contact the Brand Identity Manager in HP Brand Management and Communications.

[Graphic depiction of a cover page with the Hewlett-Packard company logotype printed in the top right corner and a circle drawn around it.]

                                    TRADEMARK           3     HP Signature
                                    STANDARDS                 Incorrect Uses

--------------------------------------------------------------------------------
Do not change the appearance, shape, or size of any           [variation of the
elements in the company logotype.                             Hewlett-Packard
                                                              company logotype]
--------------------------------------------------------------------------------
Do not combine the company logotype with any other            [variation of the
graphic element.                                              Hewlett-Packard
                                                              company logotype]
--------------------------------------------------------------------------------
Do not use the elements of the company logotype inde-         [variation of the
pendent from one another. Exceptions are the use of the       Hewlett-Packard
HP symbol on employee service awards, small product           company logotype]
parts, or components where there is insufficient room for
the complete company logotype to be reproduced legibly.
--------------------------------------------------------------------------------
Do not use any element of the company logotype as a           [variation of the
substitute for the company initials, the trade name, or the   Hewlett-Packard
company brand name, such as in headlines, titles of text.     company logotype]
--------------------------------------------------------------------------------
Do not split any element of the company logotype.             [variation of the
                                                              Hewlett-Packard
                                                              company logotype]
--------------------------------------------------------------------------------
Do not use the company logotype as a design device or         [variation of the
element, such as in a repetitive or three-dimensional         Hewlett-Packard
manner. Consult with Corporate Brand Management and           company logotype]
Communications for video guidelines.
--------------------------------------------------------------------------------
Do not use the company logotype in a size that is not specified in communication, signage or product standards being followed. Refer to the Resources section on page 22 for information on company standards.

                              TRADEMARK            4     HP Signature
                              STANDARDS                  Color Specifications


COMPANY LOGOTYPE COLOR

In two-color applications, the HP symbol should be printed in HP Blue (in lieu of HP Blue use Pantone(R) 286), with the words Hewlett and Packard printed in black. Unique to the HP stationery system is a two-color application of HP Blue and HP Dark Warm Gray.

In single-color applications, the entire company logotype may be printed in HP Blue, black, HP Dark Warm Gray, or it may be reversed out of a color to white.

In reverse applications, the entire company logotype should reverse white from a solid background. The background color should provide sufficient contrast to the company logotype and should never be lighter than a 50% value of black.

Blind embossing and foil stamping in the colors specified above, as well as in gold and silver, are also acceptable for appropriate special applications such as formal invitations.

- THESE EXAMPLES DEMONSTRATE THE ONLY AUTHORIZED COLOR COMBINATIONS FOR THE COMPANY LOGOTYPE.

  IN LIEU OF HP BLUE, USE PANTONE(R) 286 COLOR STANDARD. IN LIEU OF HP DARK WARM GRAY, USE PANTONE(R) WARM GRAY 10C COLOR STANDARD.

              [variation of the Hewlett-Packard company logotype]

              [variation of the Hewlett-Packard company logotype]

              [variation of the Hewlett-Packard company logotype]

              [variation of the Hewlett-Packard company logotype]

                      TRADEMARK       5        HP Signature Color Specifications
                      STANDARDS                Incorrect Uses



_______________________________________________________________________________

Do not use colors other than those       [variation of the Hewlett-Packard
specified by the trademark standards.     Company logotype]
_______________________________________________________________________________

Do not reverse the company logotype out  [variation of the Hewlett-Packard
of color or tone lighter than a 50%       Company logotype]
value of black.
_______________________________________________________________________________

Do not apply color in the open circle    [variation of the Hewlett-Packard
containing the italic HP initials. The    Company logotype]
color in the open circle is to be the
color of the surface on which the
company logotype is applied.
_______________________________________________________________________________

Do not halftone screen any portion of    [variation of the Hewlett-Packard
the company logotype.                     Company logotype]

                  TRADEMARK            6       Expanding Possibilities Signature
                  STANDARDS

The Expanding Possibilities Signature may be used in place of the HP signature. The new brand statement attached to the HP logo must never be removed from the track shape and used independently. The Expanding Possibilities Signature must be used in all consumer communications.

EXPANDING POSSIBILITIES SIGNATURE FORMAT

The HP Expanding Possibilities Signature is composed of the HP signature with the Expanding Possibilities brand statement in an outline track shape. The signature must be surrounded by clear space that is a minimum of half the height of the HP logotype on all sides.



[Hewlett-Packard company logotype with a rounded rectangle below containing the words "Expanding Possibilities"]



THE HP EP SIGNATURE MUST BE SURROUNDED BY A MINIMUM OF OPEN SPACE AS INDICATED IN THIS EXAMPLE.

ELEMENTS OF THE HP EP SIGNATURE SHOULD NOT BE USED INDEPENDENTLY.

THE REGISTRATION SYMBOL IS NOT REQUIRED ON PRODUCT LABELS OR SIGNAGE.


EXPANDING POSSIBILITIES SIGNATURE COLOR

The only colors that may be applied to the Expanding Possibilities Signature include all black, all white, all EP Blue, or the HP logo in HP blue and black with the attached Expanding Possibilities brand statement in black.


[graphic depiction of a cover page with a circle at the upper right corner containing the Hewlett-Packard company logotype in a rounded rectangle below containing the words "Expanding Possibilities"]

                 TRADEMARK         7          Expanding Possibilities Signature
                 STANDARDS                    Incorrect Uses

--------------------------------------------------------------------------------
Do not use the EP brand statement             [rounded rectangle with "Expanding
in its track shape, independent                Possibilities" written inside]
of the HP logo.

--------------------------------------------------------------------------------
Do not use colors other than those            [variation of the Hewlett-Packard
specified by the trademark                     company logotype with a rounded
standards.                                     rectangle below containing the
                                               words "Expanding Possibilities"]
--------------------------------------------------------------------------------
Do not resize the EP brand statement          [variation of the Hewlett-Packard
and track shape.                               company logotype with a rounded
                                               rectangle below containing the
                                               words "Expanding Possibilities"]

                      TRADEMARK          8         Marketing Program Insignias
                      STANDARDS

MARKETING-PROGRAM INSIGNIAS

Marketing-program insignias are specifically designed versions of the HP logotype. They have received corporate approval through HP Legal and the Brand Identity Manager in HP Brand Management and Communications for special applications, including use by certain third parties such as those listed in the paragraphs following. Elements of these special program insignias are registered trademarks or service marks.

The following marketing-program insignias have been developed specifically for U.S. programs. For European, Americas, or Asia-Pacific versions of these program insignias, contact the appropriate country channel manager.


The Channel Partner insignia, may be used by third parties who have been qualified and have signed contracts with HP authorizing use of the Channel Partner insignia.

The Authorized Reseller insignia may be used only by third parties who qualify under the Authorized Reseller program specifications and have signed contracts with HP.

INSIGNIA COLOR

Color for each of these insignias is limited to all black, all HP Blue, or reversed to white. In reverse applications, the background should provide sufficient contrast to the company logotype and should never be lighter than a 50% value of black.

THESE EXAMPLES DEMONSTRATE THE U.S. VERSIONS OF CHANNEL PARTNER INSIGNIAS.

[variation of the Hewlett-Packard company logotype enclosed in a rectangle with a rectangle below containing the words "Authorized Distributor"]

[variation of the Hewlett-Packard logo enclosed in a rectangle with another rectangle below, containing the words "Channel Partner"]

                    TRADEMARK            9        Marketing-Program Insignias
                    STANDARDS                     Incorrect Uses


--------------------------------------------------------------------------------
Do not modify marketing-program insignias for uses other than those permitted in the contracts. (Contact HP Legal for contracts.)

                                             [variation of the Hewlett-Packard
                                             company logo type enclosed in a
                                             rectangle with a rectangle
                                             immediately below containing the
                                             words "Exciting Offer!" and the
                                             words "Channel Partner."]

--------------------------------------------------------------------------------

Do not modify the shape, typography (see example), or HP logotype in marketing-program insignias.

                                             [variation of the Hewlett Packard
                                             company logotype enclosed in a
                                             rectangle with another rectangle
                                             immediately below containing the
                                             words "Channel Partner."]

--------------------------------------------------------------------------------

Do not use colors that are not defined
for marketing-program insignias.

                                             [variation of the Hewlett Packard
                                             company logotype enclosed in a
                                             rectangle with another rectangle
                                             immediately below containing the
                                             words "Channel Partner."]

                         TRADEMARK      10        Joint-Venture and Wholly-Owned
                         STANDARDS                Subsidiary Logotypes



JOINT-VENTURE AND SUBSIDIARY LOGOTYPES

Joint-venture logotypes are identity elements approved for use by companies formed through a formal partnership between HP and one or more other companies. An example is the logotype of Edisa Hewlett-Packard. The elements of joint-venture logotypes are registered trademarks.


 -- Use of wholly-owned subsidiary name on business card


    This example demonstrates an approved joint-venture logotype.



Specific joint-venture logotype proposals must first be reviewed and approved by the Corporate Brand Identity Manager in HP Brand Management and Communications, and HP Legal. Final approval must be given by executive management, prior to use by a joint-venture company.

Although legally separate companies, joint-venture companies and wholly-owned subsidiaries are subject to the HP brand identity standards in their use of the HP trademarks and service marks they are authorized to use. This includes color and format specifications.

[graphic depiction at a business card containing at the top right, the HP Expanding Possibilities Signature]


[Hewlett-Packard company logotype with a horizontal line below and a rectangle above containing the word "EDISA."]

                  TRADEMARK            11             Joint-Venture and Wholly-
                  STANDARDS                           Owned Subsidiary Logotypes
                                                      Incorrect Uses

--------------------------------------------------------------------------------
Do not modify the elements of HP logotype when        [variation of the Hewlett-
developing joint-venture logotypes.                   Packard company logotype
                                                      containing the words "New
                                                      Corp."]
--------------------------------------------------------------------------------
Do not use colors that are not specified for          [variation of the Hewlett-
joint-venture logotypes.                              Packard company logotype
                                                      with a rectangle above
                                                      contain the word "EDISA."]
--------------------------------------------------------------------------------

                      TRADEMARK        12        Non-HP Products/Communications
                      STANDARDS


HP Logotype Use By Other Companies

No other company is allowed to use HP trademarks or service marks on its goods or services without express, written permission from HP. The most common circumstances under which HP grants this permission are:


OEM Products

Occasionally, HP may wish to include in its product line a product manufactured by another company. To facilitate this, HP general managers may authorize the OEM to put HP trademarks on the products they make for us.


Joint Promotions

Occasionally, HP enters into an agreement with another company to jointly promote a product offer or service. HP may allow the use of its trademarks on communications to endorse the offer or product. Joint promotions require a full review of content and design by an HP marketing or marcom manager. Consultation is also available from the Corporate Brand Identity manager. Ads require an additional review by Corporate Advertising. The HP logotype must be used in accordance with these standards. Both company logos should be of equal size and separated by enough space to ensure separation of identities in the costumer's mind.


Promotional Products

Promotional products such as pens, sportswear, and coffee cups, used as premiums, gifts and employee awards may display HP trademarks. Refer to HP's Promotional Merchandise Catalogue (www.hpcat.programhq.com) for ordering products displaying the HP logotype.

In all such cases, HP trademarks may only be put on products and communications by another company if there is written agreement between the company and HP. The written agreement must be approved by the HP Legal Department to ensure the proper use and protection of the trademarks.

                TRADEMARK                13                 New Graphic Symbols
                STANDARDS

PRODUCT, PROGRAM AND SERVICE SYMBOLS

The creation and use of new symbols are discouraged because they dilute the effectiveness of the HP company logotype. However, if executive management of an entity has determined that a new symbol is required for a major new product family, service, or program, the following steps must be followed to obtain approval of the new symbol:

1.   Define the marketing objectives for a new symbol or logo.
-    Will it endure over time so equity and value can be achieved?
- Is the proper funding in place to promote the logo and build equity over time?
-    Will there be cross-product/or cross-entity benefits?
-    What is the product branding strategy?

2. Obtain approval for the logo strategy from the general manager and marketing manager.

3. Develop a rough sketch of the logo or symbol and submit these with the approved marketing strategy to the Corporate Brand Identity Manager. The Brand Identity Manager will check for conflict with existing HP trademarks and brand standards.

4. Request initiation of a legal check from the HP Legal department. The check will determine whether the use of the proposed symbol will infringe upon an existing trademark or service mark. This critical step in the process is similar to that described in the booklet Legal Checking of Product and Program Names, but can take considerably longer due to the difficulty of trademark searches for symbols. For information regarding this booklet, contact your legal department.

All symbols require the approval of the Executive Management staff prior to implementation.

                 TRADEMARK            14                     Company Trade Name
                 STANDARDS

COMPANY TRADE NAME

The company trade name of the U.S. parent corporation is Hewlett-Packard Company, regardless of the typeface in which it appears. While each subsidiary has its own company trade name, for example, Hewlett-Packard Ltd. in the U.K., the parent and subsidiary companies are usually referred to simply as Hewlett-Packard.

Hewlett-Packard Company is the official name of the U.S. parent corporation and is always used as a noun. When we refer informally to the company organization, we may use Hewlett-Packard or HP, for example, "HP is a reliable company". Each subsidiary has its own company trade name that includes the words
Hewlett-Packard, and an indication of corporate form, for example, Hewlett-Packard Hong Kong Ltd.

Whenever the company trade name is used in text, the word "Company" must be spelled out in full.

The Company Trade name may be abbreviated to Hewlett-Packard or HP, and must appear in the same typeface as the rest of the text. If used in a title or headline Hewlett-Packard or HP should be followed by a (R) registration symbol.

For information on how to use HP trademarks in written materials and acknowledging other companies' trademarks, refer to the HP Writing Style Guide. For information regarding this publication go to http://brandcom.corp.hp.com.

-- THIS IS AN EXAMPLE OF THE COMPANY TRADE NAME.

   A REGISTRATION SYMBOL IS NOT REQUIRED WHEN USING THE FULL COMPANY TRADE NAME.


[graphic depiction of the first page of a press release with a circle surrounding a portion of the text]


[blow up of the circle with text contained in the graphic depiction of the press release above]

                    TRADEMARK          15                     Company Trade Name
                    STANDARDS                                 Incorrect Uses

--------------------------------------------------------------------------------
Do not follow the words Hewlett-Packard with the words        [written in large
Inc., Corp., or any other indication of corporate form        bold font are the
(except Company) when referring to the U.S. parent cor-       words: "New From
poration. Subsidiary company trade names may include          Hewlett-Packard
the appropriate indicator of corporate form, for example,     Corporation"]
Hewlett-Packard GmbH in Germany.

                                                              [written in large
                                                              bold font are the
                                                              words: "New From
                                                              Hewlett-Packard
                                                              Inc."]
--------------------------------------------------------------------------------
Do not refer to the company as only Hewlett, or only          [written in large
Packard.                                                      bold font are the
                                                              words: "Hewlett's
                                                              New Machine"]
--------------------------------------------------------------------------------
Do not print the trade name in HP typography (formerly        [written in large
referred to as HP Gothic). The single exception is on com-    bold font are the
pany stock certificates.                                      words: "HEWLETT-
                                                              PACKARD COMPANY"]

                   TRADEMARK           16                    Company Brand Name
                   STANDARDS


COMPANY BRAND NAME

The company brand name is Hewlett-Packard, regardless of the typeface in which it appears. It is registered in most countries as a trademark and/or service mark.

When referring to our brand of products or services, the company brand name is always used as an adjective, for example, Hewlett-Packard computers, Hewlett-Packard support services, and Hewlett-Packard LaserJet printers.

Whenever the company brand name is used in text, it must (1) always be written with initial capital letters followed by lowercase letters, (2) appear in the same typeface as the rest of the text, and (3) always appear with a hyphen between the two words. When used in headlines and titles Hewlett-Packard should be followed by a (R) registration symbol. This is particularly important for packaging and labels.

For information on how to use HP trademarks in written material and acknowledging other companies' trademarks, refer to the HP Writing Style Guide. For information regarding this publication go to http://brandcom.corp.hp.com.

THIS IS AN EXAMPLE OF THE COMPANY BRAND NAME.

ONLY APPLY THE REGISTRATION MARK WHEN USED IN TITLES OR HEADLINES, NOT TEXT.

[graphic depiction of a cover page with the following written in large bold font: "Hewlett-Packard(R) Powers Your E-business."]

                    TRADEMARK             17                Company Brand Name
                    STANDARDS                               Incorrect Uses


-------------------------------------------------------------------------------
Do not use the HP symbol or any other portion of the  [In large bold type is the
company logotype as a substitute in text for the      HP symbol preceded by the
company brand name.                                   word "New" and followed by
                                                      the word "Printer"]
--------------------------------------------------------------------------------
Do not print the company brand name in HP typography  [In large bold type are
(formerly referred to as HP Gothic) anywhere but in   the words "Support
the company logotype.                                 Services from Hewlitt-
                                                      Packard"]
-------------------------------------------------------------------------------
Do no use the company brand name as a design device   [In large type are the
or design element.                                    letter "H-E-W-L-E-T-T-
                                                      P-A-C-K-A-R-D" each
                                                      surrounded by a rounded
                                                      rectangle"]

                  TRADEMARK                 18                Company Initials
                  STANDARDS

COMPANY INITIALS

The company initials are HP, regardless of the typeface in which they appear. They are registered in most countries as a trademark and/or service mark.

The company initials are used when an abbreviation of the company brand name or trade name is desired. They may be used in headlines, in text, and with product model numbers and names.

When the company initials are used in front of product model numbers of names, there must be a minimum of one-half character space between the company initials and the product model number or name. Examples include HP OpenView, HP JetSend and HP 8566B. The only exceptions to this are product names consisting of two or three letters, such as HP-IB or HP-HIL, where a hyphen is permitted between the company initials and the letters that follow.

A (R) registration symbol should only follow the initials HP in titles and headlines on communications including packaging and labels. It is not required in product names or numbers.

-- This is an example of the company's initials.

   Applying the registration mark to the initials in a chart is optional.

[Graphic depiction of a page containing text and graphics including a bar graph containing a bar labelled "HP" inside of a circle]

                          TRADEMARK       19                   Company Initials
                          STANDARDS                            Incorrect Uses

_______________________________________________________________________________

Do not put periods after the letters in the    [In large bold type is
company initials.                               "H.P. Has Done It Again"]
_______________________________________________________________________________

Do not use the company initials as a signature [In large bold type is
or substitute for the company logotype.         "HP" and "Hewlett Packard"]
_______________________________________________________________________________

Do not put a hyphen between the letters in     [In large bold type is
the company initials.                           "H-P Has Done It Again"]
_______________________________________________________________________________

Do not use the company initials in             [In large bold type is
lowercase type.                                 "hp had done it again"]
_______________________________________________________________________________

Do not make slogans for which the company      [In large bold type is
initials are an abbreviation.                   "HP (High Productivity)"]
_______________________________________________________________________________

Do not use the company initials as a design    [Graphic depictions of two cubes
device or design element.                       the face of one contains the
                                                letter "H" and the face of the
                                                other contains the letter "P"]
_______________________________________________________________________________

Do not print the company initials in script    ["HP in large, bold italicized
or other decorative type styles. HP Sans is      font]
the recommended typeface for communications.
_______________________________________________________________________________

                              TRADEMARK            20             Product Names
                              STANDARDS                           and Numbers


PRODUCT, PROGRAM, AND SERVICE NAMES

HP products can be identified by model number or names. For marketing reasons, product and service names and numbers should be leveraged across product families.

Names and numbers should not be confused with generic descriptors which are categories of product or services, such as personal computers or 24-hour service. A distinctive product or service name, or number, when managed effectively over a long period of time, may attain brand value. A brand symbolizes the attributes and personality that positively differentiates one product, service or company from another.

-- THIS IS AN EXAMPLE
   OF A PRODUCT NAME

[graphic depiction of a page containing text and graphics with "875JE HP Vector" written in a large font and enclosed in a circle]

Because names are considered trademarks or service marks, they must be reviewed and approved in accordance with company standards. Examples include HP Vectra, HP DeskJet, and HP EtherTwist, as well as product names inherited from acquired companies such as Verifone. Many product names are registered trademarks.

DEVELOPING A NAME

A proposed product, program, or service name must undergo a trademark search through the HP Legal department and must be approved by the Executive Management staff. This process is described in the booklet, Legal Checking of Product and Program Names. A trademark search is time consuming and must be planned at least three months in advance. For information regarding this booklet, contact your legal department.

The company initials should form a part of all product names and model numbers. If an individual brand not endorsed by the company brand, is desired, Executive Management staff approval is required.

There must be a minimum of one-half character space between "HP" and the words or numbers that follow, for example, HP Wire-Test service or HP 9000 enterprise servers. If there are only two or three characters following "HP", a hyphen may be used between the company initials and the letters that follow, for example, HP-IB.

When used in printed materials, a product name or model number is always followed by a generic descriptor, for example, HP PageWriter cardiograph, HP LaserJet 6 LXI printer, and HP 3585B spectrum analyzer.

                 TRADEMARK           21               Product Names and Numbers
                 STANDARDS



PRODUCT LABELING

On products, the company logotype must appear with the product name or number. The only exception is plug-in modules for HP computer products. On these modules, the company initials may be used with the product number and/or name.

The HP logotype does not require a registration symbol on products.

THESE EXAMPLES DEMONSTRATE THE USE OF PRODUCT NUMBERS ON HP PRODUCTS AND PACKAGING.

[Hewlett-Packard Company logotype with "12345A" and "MODEL 12" written on the right]


[graphic depiction of an advertisement containing various text and graphics with the HP Expanding Possibilities Signature at the top left]

                  TRADEMARK               22                        Resources
                  STANDARDS

FOR THE LATEST INFORMATION VISIT THESE WEBSITES:

HP BRAND IDENTITY STANDARDS AND ELECTRONIC FILES
Go to: brandcom.corp.hp.com

LEGAL CHECKING OF PRODUCT AND PROGRAM NAMES
Go to: hplegal.corp.hp.com/patenttm

HP PROMOTIONAL MERCHANDISE CATALOG
Go to: www.hpcat.programhq.com
Or order: P/N 5966-3241E

HP WRITING STYLE GUIDE
Go to: brandcom.corp.hp.com

TO CONTACT AN ORGANIZATION BY PHONE OR FACSIMILE:

HP BRAND MANAGEMENT AND COMMUNICATIONS
Provides consulting and develops policies for the use of HP trademarks in external marketing, communications, and other brand activities. Provides specifications, film masters and electronic files for approved uses of HP trademarks and service marks.
Phone: (650) 857-3531
Telnet: 857-3531
Fax: (650) 813-3003

CORPORATE LEGAL DEPARTMENT, INTELLECTUAL PROPERTIES
Provides consultation on all legal matters affecting trademark and service mark rights, including the availability of proposed marks for use by HP, registration of marks, proper (legal) use of marks, licensing of marks, and other intellectual property rights issues.
Phone: (650) 857-2240
Telnet: 857-2240
Fax: (650) 813-3095

CORPORATE COMMUNICATIONS
Provides consulting on the use of trademarks by non-profit organizations and internal HP organizations.
Phone: (650) 857-6906
Telnet: 857-6906
Fax: (650) 857-7299

                     TRADEMARK                   24                     Glossary
                     STANDARDS

MARKETING-PROGRAM INSIGNIAS
Corporate-approved insignias designed using HP trademarks and specific nomenclature. Insignias are used to identify marketing programs or channel programs. Examples include the Channel Partner and Authorized Reseller insignias.

MASTERS
Film negatives or electronic files necessary for accurate reproduction of all approved corporate trademarks and service marks. Available from HP Brand Management and Communications.

PANTONE*
A standard color matching system for color reproduction and color reproduction materials developed by Pantone, Inc.

REGISTRATION SYMBOL (R)
The letter R enclosed within a circle used to give notice that a trademark or service mark has been registered in the U.S. Patent and Trademark Office.

SERVICE MARK
A word, symbol, letter and combination thereof that is used by a company to distinguish its service from those of other companies.

TRADEMARK
A word, symbol, letter and combination thereof that is used by a company to distinguish its goods from those of other companies.

UPPERCASE AND LOWERCASE
A typographic specification referring to the use of capital letters (uppercase) and small letters (lowercase).

WHOLLY-OWNED SUBSIDIARY
A separate legal entity owned entirely by another legal entity. For example, Hewlett-Packard S.A. in Switzerland is a wholly-owned subsidiary of Hewlett-Packard Company.